Exhibit 10.16

SUBLEASE AGREEMENT

BETWEEN

INSURANCE COMPANY OF THE WEST, A CALIFORNIA CORPORATION,

AS SUBLESSOR

AND

IVOW, INC.

A DELAWARE CORPORATION

AS SUBTENANT

Reference date January 12, 2006

TABLE OF CONTENTS

1.	Recitals			1

2.	Principal Sublease Provisions			1

3.	Establishment of Subleasehold			3
	3.1.	Agreement to Let		3
	3.2.	Term		3

4.	Delivery of Possession			3

5.	Use of Premises and Common Area			4
	5.1.	Permitted Use of Premises		4
	5.2.	Laws		4
	5.3.	Condition During Periods of Non-Use		4
	5.4.	Use of Common Area		4
	5.5	General Covenants and Limitations on Use		5

6.	Security Deposit			5

7.	Rent			6

8.	Sublease Expenses			6
	8.1.	Definition of Sublease Expenses		6
	8.2.	Subtenant’s Pro Rata Share		7
	8.3.	Base Year Sublease Expenses		7
	8.4.	Payment of Sublease Expenses		7

9.	Utilities and Services			8

10.	Taxes			8
	10.1.	Personal Property Taxes		8
	10.2.	Real Property Taxes		8
		10.2.1.	Definition of Taxes	8
		10.2.2.	Payment of Taxes	9

11.	Maintenance Obligations			9
	11.1.	Subtenant’s Duties		9
	11.2.	Sublessor’s Duties		9

12.	Net Sublease			10

13.	Parking			10

14.	Signs			10

15.	Rules, Regulations, and Covenants			11

16.	Early Access Insurance			11

17.	Plate-Glass Insurance			11

18.	Public Liability and Property Damage Insurance			11

19.	Fire and Extended Coverage Insurance			12

20.	Business Interruption Insurance			12

21.	Insurance Generally			12

22.	Waiver of Subrogation			12

23.	Sublessor’s Insurance			13

24.	Alterations		13

25.	Surrender of Premises and Holding Over		14

26.	Default		14

27.	Sublessor’s Remedies		15
	27.1.	Continuation of Sublease	15
	27.2.	Rent from Reletting	15
	27.3.	Termination of Subtenant’s Right to Possession	16
	27.4.	Sublessor’s Right to Cure Default	16
	27.5.	Enforcement Costs	16

28.	Interest		16

29.	Quarterly Payments		17

30.	Destruction		17

31.	Condemnation		18

32.	Assignment and Other Transfers		18

33.	Common Areas		20

34.	Relocation		20

35.	Access by Sublessor		21

36.	Sublessor’s Reserved Rights		21

37.	Indemnity and Exemption of Sublessor from Liability		21

38.	Hazardous Substances		22

39.	Prohibition Against Asbestos-Containing Materials		23

40.	Security Measures		23

41.	Subordination and Attornment		24

42.	Estoppel Certificates		24

43.	Waiver		25

44.	Brokers		25

45.	Easements		25

46.	Limitations on Sublessor’s Liability		26

47.	Sale or Transfer of Premises		26

48.	Quitclaim Deed		26

49.	No Merger		26

50.	Confidentiality		26

51.	Miscellaneous		27

Exhibit A — Master Lease

Exhibit B — The Premises

Exhibit B-1 — Site Plan

Exhibit C — Subtenant Improvements to the Premises

Exhibit D — Building Rules and Regulations

Addendum

SUBLEASE

FOR ICW PLAZA AT TORREY RESERVE

This Sublease (“Sublease”) is dated for reference purposes only as of January 12, 2006, between Insurance Company of the West, a California corporation (“Sublessor”), and iVow, Inc., a Delaware corporation (“Subtenant”), who agree as follows:

1.             Recitals. This sublease is entered into pursuant to the following recitals of fact, which recitals constitute an integral part of this sublease:

1.1.          Sublessor is the tenant under that certain Second Amended and Restated Office Lease Agreement dated January 22, 1997 (the “Master Lease”), with ICW Plaza, L.P., a California limited partnership (“Master Lessor”), as landlord, to which this Sublease is subordinate.

1.2.          Pursuant to the Master Lease, Master Lessor has leased to Sublessor all of Lot 3 of Torrey Reserve Unit No. 1 in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 13082, filed for record in the Office of the San Diego County Recorder on January 24, 1994, as Document No. 1994-0049955 (“Lot 3”), along with the 3-plus story building and other improvements, landscaping and other additions and structures located or to be constructed thereon (the “Building”) at 11455 El Camino Real, San Diego, California 92130, and the non-exclusive right to use, in common with Master Lessor and Master Lessor’s invitees and licensees, those easements and rights of use granted in favor of the owner of Lot 3 under that certain Reciprocal Easement and Maintenance Agreement dated June 13, 1995, and recorded as Document No. 1995-0249200 in the Office of the San Diego County Recorder (the “REA”).

1.3.          By this Sublease, Sublessor intends to lease to Subtenant, and Subtenant intends to lease from Sublessor, that certain portion of the Building described in Paragraph 2.2, below.

2.             Principal Sublease Provisions. The following are the Principal Sublease Provisions of this Sublease. Other portions of this Sublease explain and define the Principal Sublease Provisions in more detail and should be read in conjunction with this Paragraph. In the event of any conflict between the Principal Sublease Provisions and the other portions of this Sublease, the Principal Sublease Provisions shall control. (Terms shown in quotations are defined terms used elsewhere in this Sublease)

2.1.          “Project”:  Torrey Reserve Unit No. 1, in San Diego, California. A site plan depicting the location of the Building and the Project is attached hereto as Exhibit “B-1” and made a part hereof for all purposes.

2.2.          “Premises”:  That portion of the Building designated on the floor plans attached as Exhibit “B”, consisting of commercial office space at 11455 El Camino Real, Suite 140, San Diego, CA 92130.

2.3.          Leasable Area of the Premises:  Approximately 2,839 rentable square feet and 2,490 usable square feet of space (subject to adjustment, at Sublessor’s election, based upon field verification of the Premises following occupancy by Subtenant).

2.4.          “Initial Sublease Term”:

2.4.1.       “Commencement Date”:  the date on which Sublessor’s Work set forth in Section 4 below are substantially completed, anticipated to be February 1, 2006 (See Exhibit “C”).

2.4.2.       “Initial Expiration Date”:  Thirty six (36) months from the Commencement Date, anticipated to be January 31, 2009 (the Initial Expiration Date stated herein, even if adjusted pursuant to Exhibit “C”, must always be the last day of a calendar month).

2.4.3.       Extension Rights:  Yes ☒ No ☐ (If yes, see Addendum to Sublease)

2.5.          “Basic Monthly Rent”:  See attached Addendum

2.6.          “Security Deposit”:  $8,282.71. Subtenant’s Security Deposit does not constitute last month’s rent. Last month’s rent must be separately paid by Subtenant on or before the first day of the last month of the Sublease Term.

2.7.          This space intentionally left blank

2.8.          “Guarantor(s)”:  none

2.9.          “Subtenant’s Pro Rata Share”:  1.82% (subject to adjustment as provided in Paragraph 8.2, below)

2.10.        Participating Brokers:  CB Richard Ellis/Dick Balestri and Newmark Pacific/David Viani (“Participating Brokers”)

2.11.        Address for Sublessor:

Insurance Company of the West

c/o American Assets, Inc.

Attn:  James Durfey, V.P.

11455 El Camino Real, Suite 200

San Diego, CA 92130

2.12.        Addresses for Subtenant:

(Prior to Occupancy)

2101 Faraday Avenue

Carlsbad, CA 92008-7205

(Following Occupancy)

The Premises

2.13.        Permitted Uses By Subtenant:  Subtenant shall use the Premises for general office purposes only (Permitted Use”).

2.14.        Exclusive Use By Subtenant:  Yes ☐ No ☒ (If yes, see Addendum)

2.15.        Permitted Trade Name:  iVOW. Inc.

2.16.        Amounts Payable Upon Sublease Execution:  $16,089.96 (first month’s rent of $7,807.25 plus Security Deposit of $8,282.71)

3.             Establishment of Subleasehold.

3.1.          Agreement to Let. Sublessor hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublessor, for the below described Term, and upon the terms, provisions and conditions contained in this Sublease; along with the following additional rights:

3.1.1.       Subtenant is hereby granted the non-exclusive right to use, in common with Sublessor, the other tenants in the Building, and the Sublessor’s and such other tenants’ invitees and licensees, the areas located within Lot 3 and within the Building which are set aside, for the common use of, among others, the occupants of the Building (the “Common Area”) upon the terms, provisions, and conditions of this Sublease.

3.1.2.       Subtenant is hereby granted the non-exclusive right to use, in common with others, including Sublessor, Master Lessor, and those claiming any interest in Lot 3 (or any portion thereof) by or through Master Lessor, and their respective invitees and licensees, those easements and rights of use granted in favor of the owner of Lot 3 under the REA; which REA provides for the common use and maintenance of Lot 1 in the Project (the “Project Common Area”) upon the terms, provisions, and conditions of this Sublease.

3.2.          Term. The term of this Sublease (the “Term”) will commence on the “Commencement Date,” as defined in Paragraph 2.4.1 above, and shall expire on the “Initial Expiration Date,” as defined in Paragraph 2.4.2 above, subject to (i) any modifications to such dates resulting from construction work by Sublessor, as described in Exhibit “C” to this Sublease, (ii) any extension rights described in the Addendum to this Sublease, and (iii) earlier termination, as provided in this Sublease. The term “Expiration Date”, as used in this Sublease will mean the Initial Expiration Date, any earlier date upon which this Sublease is terminated by Sublessor, as provided below, or, if the Term is extended, then any extended Term expiration date. Sublessor and Subtenant shall execute a supplemental writing to this Sublease to reflect the exact Commencement Date; however, any failure to do so will not affect the Commencement Date. If the actual Commencement Date is different than the estimated Commencement Date set forth in Paragraph 2.4.1 of this Sublease, then (A) the Commencement Date provided for under this Section will control, (B) the Initial Expiration Date will be automatically extended by the same number of days by which the actual Commencement Date extended beyond the estimated Commencement Date specified in Paragraph 2.4.1, above (except that if such modified Initial Expiration Date would not, by reason of such recalculation, be the last day of a calendar month, then the Initial Expiration Date will be further extended by the minimum number of days necessary to make the Initial Expiration Date be the last day of a calendar month), and (C) Paragraphs 2.4.1 and 2.4.2 of this Sublease will be deemed amended accordingly.

4.             Delivery of Possession. On or before the Commencement Date, Sublessor, at its cost, shall have substantially completed the work, if any, required to be completed by Sublessor prior to the delivery of the Premises to Subtenant, as described in Exhibit “C” to this Sublease (the “Sublessor’s Work”). For purposes of this Paragraph, the term “substantially complete” shall mean completed to such an extent that Subtenant can commence its work, if any, to be undertaken by Subtenant, as described in Exhibit “C” to this Sublease (the “Subtenant’s Work”), without material delay or interference due to the completion of Sublessor’s Work, or if no such Subtenant’s Work is to be undertaken, then such term shall mean completed to such an extent that the Sublessor’s Work can be finally completed within 30 days and without material interference to Subtenant’s occupancy and use of the Premises. If possession of the Premises (including, without limitation, substantial completion of Sublessor’s Work, if any) is not delivered to Subtenant on or before the Commencement Date, then Sublessor shall not be liable for any damage caused by such delay, and such delay shall neither affect the validity of this Sublease, affect Subtenant’s obligations under this Sublease, nor extend the Term, except that, unless Subtenant has caused or contributed to such delay, all rental obligations of Subtenant (including the obligation to pay Basic Monthly Rent) shall be abated until possession of the Premises is delivered to Subtenant. If any such delay is caused or contributed to by Subtenant then, upon demand, Subtenant shall pay to Sublessor rent (at the rate of 1/30th of the Basic Monthly Rent per day) shall be abated until possession of the Premises is delivered to Subtenant. Except for any items set forth on a “punch-list” of excepted items delivered to Sublessor upon the date possession of the Premises are delivered to Subtenant, and except as otherwise provided to the contrary in this Sublease, Subtenant shall, by acceptance of possession of the Premises, be deemed to have (i) acknowledged that Sublessor’s Work has been substantially completed and that the Premises are in first-class condition and repair (ii) accepted the Premises in its then as-is condition with no right to require Sublessor to perform any additional work therein, except as set forth on the punch list, (iii) acknowledged that the Premises comply with all applicable laws and ordinances, and (iv) waived any express or implied warranties regarding the condition of the Premises, including any implied warranties of fitness for a particular purpose or merchantability.

5.             Use of Premises and Common Area.

5.1.          Permitted Use of Premises. Subtenant may use the Premises for the Permitted Use specified in Paragraph 2.13 and for no other use. Any changes in the Permitted Use (or any change in Subtenant’s trade name from the Permitted Trade Name identified in Paragraph 2.15 above) shall require Sublessor’s prior written consent, which consent may be granted or withheld in Sublessor’s sole discretion. Furthermore, Subtenant shall at all times faithfully observe and be in compliance with the rules and regulations set forth, on Exhibit “D” attached hereto as relating to the Premises, Building, Project and Common Areas, which rules and regulations may be modified or amended from time to time in Sublessor’s sole, but reasonable, discretion, with notice of same being provided to Subtenant.

5.2.          Laws. Subtenant shall comply with all laws concerning the Premises including, without limitation, the obligation at Subtenant’s sole cost to alter, maintain, and restore the Premises in compliance with all applicable laws, even if such laws are enacted after the date of this Sublease, even if compliance entails costs to Subtenant of a substantial nature, and even if compliance requires structural alterations. Such obligation to comply with laws shall include without limitation compliance with any amendments arising after the Commencement Date to Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.) (the “ADA”). If Subtenant’s use of the Premises results in the need for modifications or alterations to any portion of the Common Area or the Project in order to comply with the ADA, then Subtenant shall additionally be responsible for the cost of such modifications and alterations.

5.3.          Condition During Periods of Non-Use. During any period of time in which Subtenant is not continuously using and occupying the Premises, Subtenant shall take such measures as may be necessary or desirable, in Sublessor’s reasonable opinion, to secure the Premises from break-ins and use by unauthorized persons, to minimize the appearance of non-use, and to otherwise maintain the interior and exterior portions of Subtenant’s Premises, including all windows and doors, in first class condition and consistent with the manner in which the Premises were maintained during Subtenant’s occupancy.

5.4.          Use of Common Area. Subtenant’s use of the Common Area and the Project Common Area must at all times comply with the applicable provisions of the REA and all rules and regulations regarding such use as Sublessor or the Manager named in the REA (the “Manager”) may from time to time reasonably adopt; provided, however, that the rules and regulations are not inconsistent with the terms and provisions of this Sublease and shall be uniformly applicable to all tenants and occupants of the Project and shall be enforced by Sublessor on a non-discriminatory basis. By its execution of this Sublease, Subtenant acknowledges receiving a copy of the REA and agrees to be bound by, and to comply with, all of the provisions of the REA, as it may be amended from time to time.

5.5.          General Covenants and Limitations on Use. Subtenant may not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises, the Building, or the Project. If the rate of any insurance carried by Sublessor or the Manager is increased as a result of Subtenant’s use or occupancy of the Premises, Subtenant shall pay to Sublessor, within 10 days after Sublessor delivers to Subtenant a notice of such increase, the amount of such increase. Furthermore, Subtenant covenants and agrees that no light will be emitted from the Premises by Subtenant which is unreasonably bright or causes unreasonable glare; no sounds will be emitted from the Premises by Subtenant which are unreasonably loud or annoying; and no odor will be emitted from the Premises by Subtenant which is or might be unreasonably noxious or offensive to others in the Building, on the Project, or on adjacent or near-by property. In addition, Subtenant covenants and agrees to use commercially reasonable efforts so that no unsightliness will be permitted upon the Premises by Subtenant. Without limiting the generality of the foregoing, no refuse, scraps, debris, garbage, trash, hazardous or toxic substances, bulk materials, or waste may be kept, stored, or accumulated within the Premises except as may be properly enclosed and which meets the other requirements of this Sublease; the Premises may not be used for sleeping or washing clothes, nor may Subtenant use the Premises for cooking or the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto the Project or nearby properties, except as otherwise provided to the contrary in this Sublease; and all pipes, wires, poles, antennas, and other facilities for utilities or the transmission or reception of audio or visual signals must be kept and maintained enclosed within the Premises. Subtenant will be solely responsible for the timely removal of all refuse, scraps, debris, garbage, trash, bulk materials, or waste from the Premises and the deposit thereof in the trash containers or dumpsters to be maintained by Sublessor on Lot 3. Further, Subtenant may not keep or permit to be kept any animal (excluding seeing-eye dogs), bird, reptile, or other exotic creature on the Premises. Neither Subtenant nor Subtenant’s guests, invitees, customers, and licensees (collectively, “Subtenant’s Invitees”) may do anything that will cause damage or waste to the Building or Project. Neither the floor nor any other portion of the Premises may be overloaded. No machinery, apparatus, or other appliance may be used or operated in or on the Premises that will in any manner injure, vibrate, or shake all or any part of the Building or the balance of the Project. In the event of any breach of this Paragraph 5.5 by Subtenant or Subtenant’s Invitees, Sublessor, at its election, may pay the cost of correcting such breach and Subtenant shall immediately, upon demand, pay (as Additional Rent) the cost thereof plus an administrative fee of ten percent (10%) of such cost.

6.             Security Deposit. Upon the execution of this Sublease, Subtenant shall deposit with Sublessor cash or check in the amount of the Security Deposit, to secure the performance by Subtenant of its obligations under this Sublease, including without limitation Subtenant’s obligations (i) to pay Basic Monthly Rent and Additional Rent, (ii) to repair damages to the Premises and/or the Project caused by Subtenant or Subtenant’s agents, employees, contractors, licensees, and invitees (collectively, “Subtenant’s Invitees”), (iii) to clean the Premises upon the termination of this Sublease, and (iv) to remedy any other defaults by Subtenant in the performance of any of its obligations under this Sublease. If Subtenant commits any default under this Sublease, Sublessor may, at its election, use the Security Deposit to cure such defaults, and to compensate Sublessor for all damage suffered by Sublessor from such defaults, including, without limitation, attorneys’ fees and costs incurred by Sublessor. Upon demand by Sublessor, Subtenant shall promptly pay to Sublessor a sum equal to any portion of the Security Deposit so used by Sublessor, in order to maintain the Security Deposit in the amount set forth in Paragraph 2.6 above. Within 45 days following the Expiration Date or earlier termination of this Sublease, Sublessor shall deliver to Subtenant, at Subtenant’s last known address, any portion of the Security Deposit not used by Sublessor, as provided in this Paragraph. Sublessor may commingle the Security Deposit with Sublessor’s other funds and Sublessor shall not pay interest on such Security Deposit to Subtenant. Subtenant waives the provisions of California Civil Code Section 1950.7 (or any successor statute), and any similar principals of law with respect to Sublessor’s ability to apply the Security Deposit against future rent damages. Furthermore, upon lawful termination of the Sublease as a result of Subtenant’s default, Sublessor shall be entitled to immediately apply the Security Deposit against damages computed under California Civil Code Section 1951.2, without the requirement that Subtenant first be given notice and an opportunity to cure, and notwithstanding that the damages have not been finally adjudicated by a court

7.             Rent. Subtenant shall pay to Sublessor as minimum monthly rent, the Basic Monthly Rent described in Paragraph 2.5, above (subject to adjustment as provided in the attached Addendum), in advance, on the first day of each calendar month throughout the Term. If the Commencement Date is other than the first day of a calendar month, then the Basic Monthly Rent payable by Subtenant for the first calendar month of the Term during which rent is payable (which shall be payable upon the Commencement Date) will be prorated on the basis of the actual number of days during the Term occurring during the relevant calendar month. All “Rental” (which includes Basic Monthly Rent and any “Additional Rent” hereunder) must be paid to Sublessor at the same address as notices are to be delivered to Sublessor pursuant to Paragraph 2.11, above, or such other address as Sublessor may designate in writing to Subtenant.

8.             Sublease Expenses.

8.1.          Definition of Sublease Expenses. As used in this Sublease, the term “Sublease Expenses” shall mean and refer to all reasonable costs and expenses, of any kind or nature, which are paid or incurred by Sublessor relative to the REA or the operation, repair, replacement, maintenance, and/or management of Lot 3 including without limitation all costs and expenses relating to:  (i) all personnel directly and exclusively involved in the operation, repair, replacement, maintenance, and management of the Project (other than Sublessor’s corporate officers) including wages, fringe benefits, and other labor payments, (ii) water, sewage disposal, drainage, refuse collection and disposal, gas (excluding electricity), and other utility services, excluding therefrom submetered or allocated utility charges billed separately to any tenant, (iii) general maintenance and repair of Lot 3, including the structural components of the Building and other improvements located within Lot 3, repainting of improvements, and exterior window washing (excluding janitorial services), (iv) maintenance of landscaping and, where and when reasonably necessary, replanting, (v) keeping the parking area free from litter, dirt, debris, and other obstructions, (vi) any expenses payable by Sublessor relative to the REA pursuant to the provisions of the Master Lease, (vii) all real property or real estate taxes, assessments, and other impositions, whether general, special, ordinary, or extraordinary, and of every kind and nature, which may be levied, assessed or imposed upon or with respect to Lot 3, or any portion thereof, by any local, state, or federal entity (viii) any personal property taxes, assessments, or other impositions levied, assessed, or imposed upon any personal property of Sublessor used in connection with the Project, (ix) the cost of all casualty, liability, rental loss, and other insurance obtained by Sublessor relative to Lot 3, including all premiums therefore and any deductibles payable with respect to any loss insured thereby, (x) management fees and legal, accounting, inspection, and consultation fees (other than as related to new leases, enforcing Sublessor’s rights under existing leases, or sales of the Building), (xi) the cost of capital improvements or structural modifications required by any change in laws, ordinances, rules, or regulations governing Lot 3, or other capital improvements or structural modifications deemed reasonably necessary or desirable by Sublessor, including without limitation capital improvements or structural modifications which reduce Sublease Expenses; provided, however, any costs of such capital improvements or structural modifications shall be amortized over the useful life of such capital improvements or structural modifications, on a straight-line basis, including an interest factor.

8.2.          Subtenant’s Pro Rata Share. For purposes of this Sublease, the term “Subtenant’s Pro Rata Share” will mean and refer to the share of Sublease Expenses and other costs, to be borne by Subtenant under this Sublease. Subtenant’s Pro Rata Share will be computed utilizing a fraction, the numerator of which will be the total number of rentable square feet located within the Premises, and the denominator of which will be the total aggregate number of rentable square feet of space in the Building that participate in reimbursement of the expense item(s) or category(ies). Subject to prior written notice to and approval by Subtenant, Subtenant’s Pro Rata Share for one expense item or category may differ from Subtenant’s Pro Rata Share of another expense item or category, to the extent that other leasable areas within the Building participate in full, partial, or extraordinary reimbursement of a particular expense item or category. No change in Subtenant’s Pro Rata Share resulting from an increase or decrease in the leasable area of the Building due to construction or demolition of improvements will be effective until the first day of the first full calendar year following such construction or demolition.

8.3.          Base Year Sublease Expenses. As used in this Sublease, the term “Base Year Sublease Expenses” shall mean and refer to the Sublease Expenses paid or incurred by Sublessor during the calendar year in which the Commencement Date takes place, said year being 2006. Notwithstanding anything contained herein to the contrary, Base Year Sublease Expenses shall be calculated as if the Project were ninety-five percent (95%) occupied and adjusted for a one hundred percent (100%) tax assessment.

8.4.          Payment of Sublease Expenses. Subtenant shall pay to Sublessor, on the first day of each calendar month during the Lease Term, commencing January 1, 2007, an amount (“Subtenant’s Monthly Payment”) equal to one-twelfth of Subtenant’s Pro Rata Share of the excess of Sublease Expenses over the Base Year Sublease Expenses (“Increased Sublease Expenses), as estimated by Sublessor in the most recently delivered Estimated Statement (as defined below). Sublessor intends to deliver to Subtenant, prior to the commencement of each calendar year during the Term, a written statement (“Estimated Statements”) setting forth Sublessor’s estimate of Sublease Expenses and Increased Sublease Expenses allocable to the ensuing calendar year, and Subtenant’s Pro Rata Share of such Increased Sublease Expenses. Within approximately 90 days after the end of each calendar year during the Term, Sublessor shall deliver to Subtenant a written statement (“Actual Statement”), setting forth the actual Sublease Expenses for the preceding calendar year. Subtenant’s failure to object to Sublessor regarding the contents of an Actual Statement, in writing, within 30 days after delivery to Subtenant of such Actual Statement, shall constitute Subtenant’s absolute and final acceptance and approval of the Actual Statement. If the sum of Subtenant’s Monthly Payments actually paid by Subtenant during any calendar year exceeds Subtenant’s Pro Rata Share of the excess of actual Increased Sublease Expenses, then such excess will be credited against future Subtenant’s Monthly Payments, unless such calendar year was the calendar year during which the Expiration Date or earlier termination of this Sublease occurs (the “Last Calendar Year”), in which event Sublessor shall pay to Subtenant such excess. If the sum of Subtenant’s Monthly Payments actually paid by Subtenant during any calendar year is less than Subtenant’s Pro Rata Share of the excess of actual Sublease Expenses for such calendar year over the Base Year Sublease Expenses, then Subtenant shall, within 30 days of delivery of the Actual Statement, pay to Sublessor the amount of such deficiency. Sublessor’s delay in delivering any Estimated Statement or Actual Statement will not release Subtenant of its obligation to pay any Subtenant’s Monthly Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. The references in this Paragraph to the actual Sublease Expenses allocable to a calendar year, shall include (i) if such calendar year is the calendar year during which the Commencement Date occurs, the actual Sublease Expenses allocable to the portion of such calendar year following the Commencement Date, and (ii) if such calendar year is the Last Calendar Year, the actual Sublease Expenses allocable to the portion of the Last Calendar Year prior to the Expiration Date or earlier termination of this Sublease.

9.             Utilities and Services. Except as otherwise provided in the Addendum to this Sublease, Sublessor, at Sublessor’s expense, will provide ordinary and customary amounts and quantities of water, and janitorial services (5 days per week), sewer, gas, trash collection, and interior window washing to the Premises. If Subtenant’s use of water, sewer and/or other utilities exceeds ordinary and customary usage levels, then Subtenant shall pay Sublessor the actual reasonable cost of such excess (determined in Sublessor’s reasonable discretion). Except for Sublessor’s obligations set forth above, Subtenant shall make all arrangements for and pay the cost of all utilities and services furnished to the Premises or used by Subtenant. Sublessor shall not be liable for failure to furnish any utilities or services to the Premises when such failure results from causes beyond Sublessor’s reasonable control, and such failure shall neither be deemed and actual or constructive eviction, nor release Subtenant from its obligations under this Sublease, including without limitation, Subtenant’s obligation to pay Rental. If Sublessor constructs new or additional utility facilities, including without limitation wiring, plumbing, conduits, and/or mains, resulting solely from Subtenant’s changed or increased utility requirements, Subtenant shall on demand promptly pay to Sublessor the total cost of such items. If any governmental authority having jurisdiction over the Project imposes mandatory controls, or suggests voluntary guidelines applicable to the Project, relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Sublessor, at its reasonable discretion, may comply with such mandatory controls or voluntary guidelines and, accordingly, require Subtenant to so comply. Sublessor shall not be liable for damages to persons or property for any mandatory reduction, nor shall such mandatory reduction in any way be construed as a partial eviction of Subtenant; cause an abatement of rent, or operate to release Subtenant from any of Subtenant’s obligations under this Sublease.

10.           Taxes.

10.1.        Personal Property Taxes. Subtenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Subtenant’s personal property installed or located in or on the Premises including without limitation trade fixtures, furnishings, equipment, and inventory (collectively, “Subtenant’s Personal Property”), subject to Subtenant’s right to diligently and reasonably contest same. On demand by Sublessor, Subtenant shall furnish Sublessor with satisfactory evidence of such payments. If any such taxes, assessments, license fees, and/or other charges are levied against Sublessor or Sublessor’s property, or if the assessed value of the Premises or Lot 3 is increased by the inclusion of a value placed on Subtenant’s Personal Property, and if Sublessor pays such taxes, assessments, license fees, and/or other charges or any taxes based on the increased assessments caused by Subtenant’s Personal Property, then Subtenant, on demand, shall immediately reimburse Sublessor for the sum of such taxes, assessments, license fees, and/or other charges so levied against Sublessor, or the proportion of taxes resulting from such increase in Sublessor’s assessment. Sublessor may, at its election, pay such taxes, assessments, license fees, and/or other charges or such proportion, and receive such reimbursement regardless of the validity of the levy.

10.2.        Real Property Taxes.

10.2.1.     Definition of Taxes. As used in this Sublease, the term “Taxes” shall mean and refer to all real property or real estate taxes, assessments, and other impositions, whether general, special, ordinary, or extraordinary, and of every kind and nature, which may be levied, assessed, imposed upon or with respect to the Project, or any portion thereof, by any local, state, or federal entity from time to time.

10.2.2.     Payment of Taxes. Subtenant shall pay to Sublessor, on the first day of each calendar month during the Term, commencing with the first day of the first January following the Commencement Date, as Additional Rent, an amount (“Subtenant’s Monthly Tax Payment”) equal to one-twelfth (1/12th) of Subtenant’s Pro Rata Share of the amount by which the Taxes for such calendar year exceed the Taxes which are assessed against the Project during the calendar year in which the Commencement Date takes place (the “Increased Taxes”), as estimated by Sublessor in the most recently delivered Estimated Tax Statement (as defined below). Sublessor intends to deliver to Subtenant, prior to the commencement of each calendar year during the Term, a written statement (“Estimated Tax Statement”) setting forth Sublessor’s estimate of the Taxes and Increased Taxes allocable to the ensuing calendar year, and Subtenant’s Pro Rata Share of such Increased Taxes. Sublessor may, at its option, during any calendar year, deliver to Subtenant a revised Estimated Tax Statement, revising Sublessor’s estimate of the Taxes and Increased Taxes, in accordance with Sublessor’s most current estimate. No later than 90 days after the end of each calendar year during the Term, Sublessor intends to deliver to Subtenant a written statement (“Actual Tax Statement”) setting forth the actual Taxes allocable to the preceding calendar year or, in the case of the calendar year in which the Commencement Date occurs, such Actual Tax Statement will set forth the Taxes which are assessed against the Project during the calendar year in which the Commencement Date takes place. Subtenant’s failure to object to Sublessor regarding the contents of an Actual Tax Statement, in writing, within 30 days after delivery to Subtenant of such Actual Tax Statement, shall constitute Subtenant’s absolute and final acceptance and approval of the Actual Tax Statement. If the sum of Subtenant’s Monthly Tax Payments actually paid by Subtenant during any calendar year exceeds Subtenant’s Pro Rata Share of the actual Increased Taxes allocable to such calendar year, then such excess will be credited against future Subtenant’s Monthly Tax Payments, unless such calendar year was the Last Calendar Year, in which event either (i) such excess shall be credited against any monetary default of Subtenant under this Sublease, or (ii) if Subtenant is not in default under this Sublease, then Sublessor shall pay to Subtenant such excess. If the sum of Subtenant’s Monthly Tax Payments actually paid by Subtenant during any calendar year is less than Subtenant’s Pro Rata Share of the actual Increased Taxes allocable to such calendar year, then Subtenant shall, within 10 days of delivery of the Actual Tax Statement, pay to Sublessor the amount of such deficiency. Sublessor’s delay in delivering any Estimated Tax Statement or Actual Tax Statement will not release Subtenant of its obligation to pay any Subtenant’s Monthly Tax Payment or any such excess upon receipt of the Estimated Tax Statement or the Actual Tax Statement, as the case may be. The references in this Paragraph to the actual Increased Taxes allocable to a calendar year, shall include, if such calendar year is the Last Calendar Year, the actual Increased Taxes allocable to the portion of the Last Calendar Year prior to the Expiration Date.

11.           Maintenance Obligations.

11.1.        Subtenant’s Duties. Subtenant shall at its sole cost maintain and keep, all in good condition, all portions of the Premises (except those portions of the Premises to be maintained by Sublessor as expressly set forth below), ordinary wear and tear excepted. Subtenant is additionally liable for any damage to the Project resulting from the grossly negligent acts or omissions of Subtenant, including, without limitation, any damage to the roof or damage relating to a roof penetration caused by Subtenant. If Subtenant fails to maintain any portion of the Premises as provided above, or if Subtenant damage any portion of the Project, then Sublessor may (beyond the expiration of all applicable notice and cure periods), at its election, maintain any such portion of the Premises or the Project and Subtenant shall promptly reimburse Sublessor for Sublessor’s actual reasonable cost thereof.

11.2.        Sublessor’s Duties. Sublessor shall maintain, repair and replace the Premises (except as expressly set forth in Section 11.1 above), load-bearing columns, floor slabs and other structural components, the mechanical, electrical and plumbing systems and equipment (pipes, fixtures, electrical wiring, breakers and switches), plate glass windows, elevators, bathrooms, exterior lighting and landscaping of the Project, trash receptacles, heating, air conditioning and ventilation systems, pest and termite control services, telephone lines and wiring and all wiring, fixtures, lamps and tubes serving the Building and the Premises, in good working order. Sublessor’s failure to perform its obligations set forth in the preceding sentence will not release Subtenant of its obligations under this Sublease, including without limitation Subtenant’s obligation to pay Rental, except as otherwise provided to the contrary in this Sublease. Subtenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principals of law with respect to Sublessor’s obligations for tenantability of the Premises and Subtenant’s right to make repairs and deduct the expense of such repairs from rent.

12.           Modified Gross Sublease. This Sublease is intended to be a “modified gross lease” with Subtenant’s liability for Building operating costs limited to any increased Sublease Expenses in excess of the Base Year Sublease Expenses.

13.           Parking. Subject to the remaining provisions of this Paragraph, as long as Subtenant is not in default under this Sublease, Sublessor grants to Subtenant (for the benefit of Subtenant and Subtenant’s Invitees) the right to the non-exclusive use of up to four (4) parking spaces per 1,000 useable square feet in the Premises within the parking area within the boundaries of and serving Lot 3 along with the other parking areas within the Project relative to which Sublessor has the right to grant parking rights pursuant to the REA (the “Parking Area”). In addition and with respect to two (2) of the four (4) parking spaces per 1,000 useable square feet in the Premises referenced above, Sublessor grants to Subtenant (for the benefit of Subtenant’s executives) the right to use the Project’s subterranean executive parking area at a rate of $75.00 per space per month (the non-exclusive parking spaces and subterranean parking spaces shall be referred to herein as, the “Parking Allocation”). The parking fee shall be subject to adjustment during the term of the Sublease. Notwithstanding anything to the contrary in this Sublease, Subtenant shall be required to declare in writing to Sublessor (the “Parking Declaration”) the actual number of reserved parking space that Subtenant will use and pay for during the Sublease Term subject to the terms of this Sublease within the thirty (30) day period prior to the Commencement Date. Upon making such Parking Declaration, Subtenant shall not be entitled to increase or decrease such number of subterranean reserved parking spaces that Subtenant will use and pay for during the entirety of the Sublease Term. The number of subterranean reserved parking spots paid for by Subtenant during the first month after the Commencement Date shall be deemed the Parking Declaration, unless otherwise indicated by Subtenant pursuant to this Paragraph.

Subtenant’s use of the Parking Area shall be subject to such rules as Sublessor or the Manager (as the case may be) may, in its reasonable discretion, adopt from time to time with respect to the Parking Area at all times during the term of this Sublease and any renewals or extensions thereof, and to the extent included within the foregoing; (i) rules providing for the payment of charges or fees by users of the Parking Area in order to reimburse Sublessor or the Manager for the expense of a parking attendant and/or an automated parking system, (ii) rules limiting tenants of the Project (including, without limitation,

Subtenant) to the use of, or excluding the use of, certain parking spaces or certain portions of the Parking Area, in order to maintain the availability of accessible parking spaces for clients, guests, and invitees of tenants of the Project, and (iii) rules limiting tenants of the Project (including without limitation Subtenant) to the use of a restricted number of parking spaces or a restricted area. Notwithstanding anything to the contrary in this Paragraph, Sublessor (and the Manager) may, at its election, construct improvements upon or otherwise alter in any manner the Parking Area provided that Sublessor makes reasonable amounts of parking available (or reasonable amounts of parking will remain available) to Subtenant elsewhere on the Project, or within a reasonable distance from the Project. Subject to the immediately preceding sentence, Sublessor reserves the right to grant certain tenants in the Building the exclusive right to park in specified areas of the Parking Area, to the exclusion of all other tenants. Subtenant acknowledges that the exercise of the rights reserved to Sublessor under this Paragraph may result in a decrease in the number of parking spaces available to Subtenant and Subtenant’s Invitees, and no such decrease shall affect Subtenant’s obligations under this Paragraph or entitle Subtenant to any abatement of Rental.

14.           Signs. Except as otherwise provided to the contrary in this Sublease, Subtenant may not place, construct, or maintain any sign, advertisement, awning, banner, or other exterior decoration (collectively, “sign”) in the Premises which are visible from the exterior of the Premises, or on the Building, without the prior written consent of Sublessor. Any sign that Subtenant is permitted by Sublessor to place, construct, or maintain in the Premises or on the Building shall comply with Sublessor’s sign criteria applicable to the Project, including, without limitation, criteria relating to size, color, shape, graphics, and location (collectively, the “Sign Criteria”), and shall comply with all applicable laws, ordinances, rules, or regulations, and Subtenant shall obtain any approval required by such laws, ordinances, rules, and regulations. Sublessor makes no representation with respect to Subtenant’s ability to obtain any such approval. Subtenant shall, at Subtenant’s sole cost, make any changes to any sign, in the Premises or on the Building as required by any new or revised applicable laws, ordinances, rules, or regulations, or any changes in the Sign Criteria. Notwithstanding the foregoing, the Sublessor shall provide standard building lobby directory and suite identification signage for the benefit of Subtenant at the Sublessor’s sole cost.

15.           Rules, Regulations, and Covenants. Subtenant shall observe faithfully and comply strictly with any reasonable rules and regulations which Sublessor or the Manager may from time to time adopt for Lot 3 or the Project as well as any recorded covenants, conditions, or restrictions affecting the Premises or the Project, whether now existing or hereafter adopted or amended from time to time so long as Sublessor provides Subtenant with reasonable notice of any proposed changes or amendments to such rules and regulations (all of the foregoing, collectively, “rules”). Sublessor has no duty or obligation to enforce any rule against any other tenant, and Sublessor will not be liable to Subtenant for violation of any rule by any other tenant, or any other tenant’s agents, employees, officers, independent contractors, customers, invitees, visitors, or licensees. Subtenant acknowledges that Sublessor reserves the right, from time to time, to enter into leases or other agreements by which Sublessor agrees to restrict the use of all or any portion of the space in the Building (including the Premises) from certain uses. All such use restrictions, whether now existing or entered into in the future, shall be binding upon Subtenant and in no event shall Subtenant utilize the Premises for any use so prohibited

16.           Early Access Insurance. At any time prior to the Commencement Date that Subtenant is making any Alterations (as defined below) to the Premises or performing any of the Subtenant’s Work (as defined on Exhibit “C”), (i) Subtenant shall, at Subtenant’s sole cost, maintain (a) ”Builder’s Risk” insurance with respect to Subtenant’s Work at the Premises, reasonably satisfactory to Sublessor, and (b) all of the insurance to be maintained by Subtenant during the Term, including without limitation public liability and property damage insurance, fire and extended coverage insurance, boiler and machinery insurance, and workers compensation insurance, (ii) the provisions of the Paragraph in this Sublease entitled “Indemnity and Exemption of Sublessor from Liability” shall be operative, and (iii) the provisions of the Paragraph in this Sublease entitled “Utilities and Services” shall be operative. Any Alterations pursuant to this Paragraph shall be subject to all the provisions of the Paragraph in this Sublease entitled “Alterations”. Nothing in this Paragraph shall be construed as granting permission to Subtenant to enter the Premises, or to make any Alterations, prior to the Commencement Date, except as otherwise provided to the contrary in this Sublease.

17.           Plate-Glass Insurance. Sublessor shall at its sole cost maintain full coverage plate-glass insurance on the Premises, in which Subtenant and any lender holding a security interest in Lot 3 (“Lender”) shall be named as an additional insured.

18.           Public Liability and Property Damage Insurance. Subtenant shall, at Subtenant’s sole cost, maintain public liability and property damage insurance (i) with a single combined liability limit and property damage limit of not less than $2,000,000.00, (ii) insuring (a) against all liability of Subtenant arising out of or in connection with Subtenant’s use or occupancy of the Premises, and (b) performance by Subtenant of the indemnity provisions set forth in this Sublease, (iii) naming Sublessor and any Lender as additional named insureds, (iv) containing cross-liability endorsements, and (v) which includes products liability insurance (if Subtenant is to sell merchandise or other products derived from the Premises). Not more frequently than once every year, if in the opinion of Sublessor the amount or scope of such insurance at that time is not adequate, Subtenant shall increase such insurance as reasonably required by Sublessor. Additionally, if Subtenant sells or serves alcoholic beverages from the Premises, Subtenant shall obtain and maintain “dram shop” coverage and such other insurance coverage as Sublessor may designate from time to time and in such amounts as Sublessor deems reasonably appropriate.

19.           Fire and Extended Coverage Insurance. Subtenant shall, at Subtenant’s sole cost, maintain on Subtenant’s Alterations and Subtenant’s Personal Property (as defined below) a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, and sprinkler leakage coverage, in each case to the extent of at least one hundred percent (100%) of full replacement value, and (if reasonably deemed appropriate by Sublessor) business interruption insurance, issued in the names of Sublessor, Subtenant, and Sublessor’s Lender, as their interests may appear. Such “full replacement value” shall be determined by the company issuing such policy at the time the policy is initially obtained. Not more frequently than once every two years, either Sublessor or Subtenant may, at its election, notify the other that it elects to have the replacement value redetermined by an insurance company. Such redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Sublessor and Subtenant shall be promptly notified of the results by the company. Such policy shall be promptly adjusted according to such redetermination.

20.           Business Interruption Insurance. Subtenant shall obtain business interruption insurance in amounts sufficient to reimburse Subtenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Project as a result of such perils.

21.           Insurance Generally. If Subtenant fails during the Term to maintain any insurance required to be maintained by Subtenant under this Sublease, then Sublessor may, at its election, arrange for any such insurance, and Subtenant shall reimburse Sublessor for any premiums for any such insurance within five (5) days after Subtenant receives a copy of the premium notice. If any such premiums are allocable to a period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then such premiums shall be apportioned between Sublessor and Subtenant based upon the number of days during such period that occur during the Term and the number of days that occur before or after the Term, such that Subtenant pays for the premiums that are allocable to the period during the Term. Insurance required to be maintained by Subtenant under this Sublease (i) shall be issued as a primary policy by insurance companies authorized to do business in the state in which the Premises are located with a Best’s Rating of at least “A” and a Best’s Financial Size Category rating of at least “X,” as set forth in the most current edition of “Best’s Insurance Reports” (unless otherwise reasonably approved by Sublessor), (ii) shall name Sublessor and any Lender as additional named insureds, (iii) shall consist of “occurrence” based coverage, without provision for subsequent conversion to “claims” based coverage, (iv) shall not be cancelable or subject to reduction of coverage or other modification except after 30-days’ prior written notice to Sublessor and any Lender, and (v) shall not provide for a deductible or co-insurance provision in excess of $5,000.00. Subtenant shall, at least 30 days prior to the expiration of each such policy, furnish Sublessor with a renewal of or “binder” extending such policy. Subtenant shall promptly upon written request deliver to Sublessor copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

22.           Waiver of Subrogation. Sublessor and Subtenant release each other, from all claims for damage, loss, or injury to the Project, to Subtenant’s Personal Property, and to the fixtures and Alterations of either Sublessor or Subtenant in or on the Project to the extent such damage, loss or injury is covered by any insurance policies carried by Sublessor and/or Subtenant and in force at the time of such damage. Subject to the remaining provisions of this Paragraph, Sublessor and Subtenant shall each cause all insurance policies obtained by it pursuant to this Sublease to provide that the insurance company waives all right of recovery by way of subrogation against Sublessor and Subtenant in connection with any damage, loss, or injury covered by such policy. If any such policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation endorsements, the party undertaking to obtain such policy (the “Undertaking Party”) shall so notify the other party (the “Notified Party”). The Notified Party shall, within 10 days after the giving of such notice, either obtain such policy from a company that is reasonably satisfactory to the Undertaking Party and that will issue such policy with a waiver of subrogation endorsement, or agree to pay the additional premium if such policy is obtainable at additional cost. If such policy cannot be obtained with a waiver of subrogation endorsement or the Notified Party refuses to pay such additional premium, then the Undertaking Party shall not be required to obtain a waiver of subrogation endorsement with respect to such policy.

23.           Sublessor’s Insurance. Sublessor may, at its election, maintain any of the following insurance, in such amounts and with such limits as Sublessor shall determine in its reasonable discretion:  (i) Public liability and property damage insurance, and products liability insurance; (ii) Fire and extended coverage insurance, with vandalism and malicious mischief endorsements, and coverage with respect to increased costs due to building ordinances, demolition, and sprinkler leakage; (iii) boiler and machinery insurance; (iv) fidelity insurance; (v) earthquake insurance; (vi) Plate-glass insurance; and (vii) rental loss and/or business interruption insurance, with respect to the Building, the Premises, the Common Areas and the Project. The premiums, costs, expenses, and deductibles (or similar costs or charges) of and/or with respect to any such insurance (all of the preceding, collectively, “Insurance Expenses”) shall be included as part of the Sublease Expenses.

24.           Alterations. Subtenant shall not make any structural or material non-structural alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, “Alterations”) unless (i) Subtenant first obtains Sublessor’s written consent, (ii) Subtenant complies with all conditions which may be imposed by Sublessor, including without limitation Sublessor’s selection of specific contractors or construction techniques, and (iii) Subtenant pays to Sublessor the reasonable costs and expenses of Sublessor for architectural, engineering, or other consultants which reasonably may be incurred by Sublessor in determining whether to approve any such Alterations. At least 30 days prior to making any Alterations, Subtenant shall submit to Sublessor, in written form, proposed detailed plans for such Alterations. Subtenant shall, prior to the commencement of any Alterations, at Subtenant’s sole cost, (i) acquire (and deliver to Sublessor a copy of) all necessary permits from appropriate governmental agencies to make such Alterations (any conditions of which permits Subtenant shall comply with, at Subtenant’s sole cost, in a prompt and expeditious manner), (ii) obtain and deliver to Sublessor (unless this condition is waived in writing by Sublessor) a lien and completion bond in an amount equal to one hundred fifty percent (150%) of the estimated cost of the proposed Alterations, to insure Sublessor against any liability for mechanics’ liens and to insure completion of the work, (iii) provide Sublessor with 10 days’ prior written notice of the date the installation of the Alterations is to commence, so that Sublessor can post and record an appropriate notice of non-responsibility, and (iv) obtain (and deliver to Sublessor proof of) reasonably adequate workers compensation insurance with respect to any of Subtenant’s employees installing or involved with such Alterations (which insurance Subtenant shall maintain in force until completion of the Alterations). All Alterations shall upon installation become the property of Sublessor and shall remain on and be surrendered with the Premises on the Expiration Date, except that Sublessor may, at its election, require Subtenant to remove any or all of the Alterations, by so notifying Subtenant in writing on or before the Expiration Date, in which event, Subtenant shall, at its sole cost, on or before the Expiration Date or earlier termination of this Sublease, repair and restore the Premises to the condition of the Premises prior to the installation of the Alterations which are to be removed. Subtenant shall pay all costs for Alterations and other construction done or caused to be done by Subtenant and Subtenant shall keep the Premises free and clear of all mechanics’ and materialmen’s lien’s resulting from or relating to any Alterations or other construction. Subtenant may, at its election, contest the correctness or validity of any such lien provided that (a) immediately on demand by Sublessor, Subtenant procures and records a lien release bond, issued by a corporation reasonably satisfactory to Sublessor and authorized to issue surety bonds in the state in which the Premises are located, in an amount equal to one hundred fifty percent (150%) of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and (b) Sublessor may, at its election, require Subtenant to pay Sublessor’s reasonable attorneys’ fees and costs in participating in such an action.

25.           Surrender of Premises and Holding Over. On the Expiration Date or earlier termination of this Sublease, (i) Subtenant shall surrender to Sublessor the Premises and all Alterations (except for Alterations that Subtenant is obligated to remove as expressly set forth above) in good condition, ordinary wear and tear, damage by casualty or condemnation and defects excepted, (ii) Subtenant shall remove all of Subtenant’s Personal Property and perform all repairs and restoration required by the removal of any Alterations or Subtenant’s Personal Property, and (iii) Subtenant shall surrender to Sublessor all keys to the Premises (including without limitation any keys to any exterior or interior doors). Sublessor may elect to retain or dispose of in any manner any Alterations or Subtenant’s Personal Property that Subtenant does not remove from the Premises on the Expiration Date or earlier termination of this Sublease as required by this Sublease by giving written notice to Subtenant. Any such Alterations or Subtenant’s Personal Property that Sublessor elects to retain or dispose of shall immediately upon notice to Subtenant vest in Sublessor. Subtenant waives all claims against Sublessor for any damage to Subtenant resulting from Sublessor’s retention or disposition of any such Alterations or Subtenant’s Personal Property. Subtenant shall be liable to Sublessor for Sublessor’s reasonable costs for storing, removing or disposing of any such Alterations or Subtenant’s Personal Property. Subtenant waives all claims against Sublessor for any damage to Subtenant resulting from Sublessor’s retention or disposition of any such Alterations or Subtenant’s Personal Property. If Subtenant fails to surrender the Premises to Sublessor on the Expiration Date or earlier termination of this Sublease, without Sublessor’s consent, which consent shall not be unreasonably withheld or delayed, Subtenant shall indemnify Sublessor against all reasonable liabilities, damages, losses, costs, expenses, attorneys’ fees and claims resulting from such failure, including without limitation any claim for damages made by a succeeding tenant. If Subtenant, with Sublessor’s consent, remains in possession of the Premises after the Expiration Date or earlier termination of this Sublease, such possession by Subtenant shall be deemed to be a month-to-month tenancy terminable on 30-days’ written notice given at any time by Sublessor or Subtenant. During any such month-to-month tenancy, Subtenant shall pay, as Basic Monthly Rent, one hundred fifty percent (150%) of the Basic Monthly Rent in effect immediately prior to the Expiration Date or earlier termination of this Sublease, as the case may be. All other provisions of this Sublease, except for those pertaining to the Term, shall apply to such month-to-month tenancy.

26.           Default. The occurrence of any of the following shall constitute a material default and breach of this Sublease by Subtenant:

26.1.        The vacating or abandoning of the Premises by Subtenant.

26.2.        Subtenant’s failure to make any payment of Rental as and when due. No grace period prior to the imposition of a late charge pursuant to Paragraph 28 below, shall extend the date when such Rental is due and payable, and Subtenant shall be in default under this Sublease if such payment is not paid by such date.

26.3.        Subtenant’s failure to observe or perform any of the provisions of this Sublease to be observed or performed by Subtenant, other than those described in the preceding two Paragraphs, where such failure shall continue for a period of 10 days after written notice of such failure from Sublessor to Subtenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes; and provided further, however, that if the nature of Subtenant’s default is such that more than 10 days are required for its cure, then Subtenant shall not be deemed to be in default if Subtenant commenced such cure within such ten-day period and thereafter diligently prosecutes such cure to completion within 30 days after Sublessor’s written notice.

26.4.        Subtenant’s failure to pay its debts (other than under this Sublease) as they become due. For purposes of this Paragraph, a debt shall be deemed overdue when the earliest of the following occurs:  (i) 30 days from the date a statement for such debt is rendered; (ii) the date on which any action or proceeding for such debt is commenced; or (iii) the date on which a formal notice of default or demand is sent.

26.5.        Subtenant’s failure to deliver to Sublessor, within 10 days after Sublessor’s written request, any financial statement of Subtenant (including without limitation a current annual balance sheet of Subtenant) reasonably requested by Sublessor, or if any financial statement given to Sublessor by Subtenant, or by any assignee, subtenant, or guarantor of Subtenant, is materially false or evidences that Subtenant’s net worth is negative, and Subtenant fails to furnish to Sublessor, within 10 days after written notice from Sublessor to Subtenant, with cash as an additional security deposit in an amount equal to the aggregate Rental payable under this Sublease for the six full calendar months immediately following such notice.

26.6.        The making by Subtenant of any general arrangement or assignment for the benefit of creditors; Subtenant’s becoming bankrupt, insolvent or a “debtor” as defined in 11 U.S.C.

Section 101, or any successor statute (unless, in the case of a petition filed against Subtenant, such petition is dismissed within 30 days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Subtenant is the debtor or bankrupt (unless such proceeding is dismissed within 30 days after its original filing); the appointing of a trustee or receiver to take possession of substantially all of Subtenant’s assets located at the Premises or of Subtenant’s interest in this Sublease (unless possession is restored to Subtenant within 30 days after such taking); or the attachment, execution, or judicial seizure of substantially all of Subtenant’s assets located at the Premises or Subtenant’s interest in this Sublease (unless such attachment, execution, or judicial seizure is discharged within 30 days after such attachment, execution, or judicial seizure).

27.           Sublessor’s Remedies. Sublessor shall have the following remedies if Subtenant commits a default or breach under this Sublease, these remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Sublease, or now or later allowed by law.

27.1.        Continuation of Sublease. No act by Sublessor (including without limitation the acts set forth in the succeeding sentence) shall terminate Subtenant’s right to possession unless Sublessor notifies Subtenant in writing that Sublessor elects to terminate Subtenant’s right to possession. As long as Sublessor does not terminate Subtenant’s right to possession, Sublessor may (i) continue this Sublease in effect, (ii) continue to collect Rental when due and enforce all the other provisions of this Sublease, (iii) enter the Premises and relet them, or any part of them, to third parties for Subtenant’s account, for a period shorter or longer than the remaining term of this Sublease, and (iv) have a receiver appointed to collect Rental and conduct Subtenant’s business. Subtenant shall pay to Sublessor all costs Sublessor incurs in such reletting, including, without limitation, brokers’ commissions, attorneys’ fees, advertising costs, and expenses of remodeling the Premises for such reletting.

27.2.        Rent from Reletting. If Sublessor elects to relet all or any portion of the Premises as permitted above, rent that Sublessor receives from such reletting shall be applied to the payment of, in the following order and priority, (i) any indebtedness from Subtenant to Sublessor other than Basic Monthly Rent due from Subtenant, (ii) all costs incurred by Sublessor in such reletting, and (iii) Basic Monthly Rent due and unpaid under this Sublease. After applying such payments as referred to above, any sum remaining from the rent Sublessor receives from such reletting shall be held by Sublessor and applied in payment of future Basic Monthly Rent as it becomes due under this Sublease. In no event shall Subtenant be entitled to any excess rent received by Sublessor unless and until all obligations of Subtenant under this Sublease, including all future obligations, are satisfied in full.

27.3.        Termination of Subtenant’s Right to Possession. Sublessor may terminate Subtenant’s right to possession of the Premises at any time, by notifying Subtenant in writing that Sublessor elects to terminate Subtenant’s right to possession. On termination of this Sublease, Sublessor has the right to recover from Subtenant (i) the worth at the time of the award of the unpaid Basic Monthly Rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid Basic Monthly Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Basic Monthly Rent that Subtenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Basic Monthly Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Basic Monthly Rent that Subtenant proves could be reasonably avoided, and (iv) any other reasonable amount necessary to compensate Sublessor for all detriment proximately caused by Subtenant’s failure to perform Subtenant’s obligations under this Sublease or in the ordinary course of things would be likely to result therefrom. The “worth at the time of the award” of the amounts referred to in Clauses (i) and (ii) above is to be computed by allowing interest at the Default Rate, as set forth below, or if no Default Rate is set forth, then at the maximum rate permitted by applicable law. The “worth at the time of the award” of the amount referred to in Clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

27.4.        Sublessor’s Right to Cure Default. Sublessor, at any time after Subtenant commits a default or breach under this Sublease, may cure such default or breach at Subtenant’s sole cost. If Sublessor at any time, by reason of Subtenant’s default or breach, pays any reasonable sum or does any act that requires the payment of any reasonable sum, such sum shall be due immediately upon Sublessor’s written demand to Sublessor, and shall be deemed Additional Rent under this Sublease. If Subtenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the rate of ten percent (10%) per annum shall accrue (and be immediately payable) on such overdue amount from and after the date of such notice until it is paid.

27.5.        Enforcement Costs. All costs and expenses incurred by Sublessor in connection with collecting any amounts and damages owing by Subtenant pursuant to the provisions of this Sublease, or to enforce any provision of this Sublease, including reasonable attorneys’ fees, whether or not any action is commenced by Sublessor, shall be paid by Subtenant to Sublessor upon demand. If Subtenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the rate of ten percent (10%) per annum shall accrue (and be immediately payable) on such overdue amounts from and after the date of such notice until it is paid.

28.           Interest and Late Charges. Late payment by Subtenant to Sublessor of Rental will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Sublessor by the terms of any deed of trust covering the Premises. Therefore, if any Rental is not received by Sublessor within 10 days of its due date, then, without any requirement for notice to Subtenant, Subtenant shall pay to Sublessor an additional sum of ten percent (10%) of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Sublessor will incur by reason of any late payment by Subtenant, and therefore this Paragraph is reasonable under the circumstances existing at the time this Sublease is made. Acceptance of such late charge by Sublessor shall not constitute a waiver of Subtenant’s default with respect to such overdue amount, nor prevent Sublessor from exercising any of the other rights and remedies available to Sublessor under this Sublease. In addition to the late charge payable by Subtenant, as provided above, if any such Rental is not paid within 30 days of the date such Rental was due, then Subtenant shall pay to Sublessor interest on such overdue Rental at the rate of three percent (3%) above the “reference rate” announced from time to time by Bank of America, NT&SA (the “Default Rate”). Such interest shall additionally accrue and be payable by Subtenant relative to any other amounts payable by Subtenant to Sublessor under the provisions of this Sublease which are not paid when due (if such reference rate ceases to be announced, then a comparable “prime rate” shall be utilized, selected by Sublessor).

29.           Quarterly Payments. If a late charge is payable under this Sublease, whether or not collected, for two installments of Basic Monthly Rent or other Rental due under this Sublease during any one calendar year during the Term, then Basic Monthly Rent, and Subtenant’s Monthly Payments, shall automatically become due and payable quarterly in advance, rather than monthly. All monies paid to Sublessor under this Paragraph may be commingled with other monies of Sublessor and shall not bear interest. If Subtenant breaches any provision of this Sublease, then any balance remaining from funds paid to Sublessor under the provisions of this Paragraph may, at Sublessor’s election, be applied to the payment of any monetary default of Subtenant in lieu of being applied to the payment of personal property taxes, real property taxes and insurance premiums.

30.           Destruction. If the Project, the Building, the Common Areas or the Premises is totally or partially destroyed during the Term, rendering the Premises totally or partially inaccessible, untenantable or unusable, then, subject to the remainder of this Paragraph, (i) Sublessor shall restore the Project to substantially the same condition as it was in immediately before such destruction, (ii) Sublessor shall not be required to restore Subtenant’s Alterations or Subtenant’s Personal Property, unless they are an integral part of the Premises and specifically covered by insurance proceeds received by Sublessor, such excluded items being the sole responsibility of Subtenant to restore, (iii) such destruction shall not terminate this Sublease, and (iv) all obligations of Subtenant under this Sublease shall remain in effect, except that the Basic Monthly Rent shall be abated or reduced, between the date of such destruction and the date of completion of restoration, by the ratio of (a) the area of the Premises rendered unusable, untenantable or inaccessible by the destruction to (b) the area of the Premises prior to such destruction. Notwithstanding anything to the contrary in this Sublease, either Subtenant or Sublessor may, at its election, terminate this Sublease by so notifying the other in writing on or before the later of 120 days after such destruction or 60 days after Sublessor’s receipt of the proceeds from insurance maintained by Sublessor, if (A) then-existing laws do not permit such restoration, (B) such destruction occurs during the last year of the Term, (C) such destruction exceeds twenty-five percent (25%) of the then-replacement value of the Premises or the Building, or (D) Sublessor determines that the cost of such restoration exceeds the amount of insurance proceeds relating to such destruction actually received by Sublessor from insurance maintained by Sublessor. If Sublessor or Subtenant so terminates this Sublease, then (1) Sublessor shall have no obligation to restore the Project, (2) Sublessor shall retain all insurance proceeds relating to such destruction, and (3) this Sublease shall terminate as of 30 days after such notice of termination. Regardless of whether Sublessor restores the Premises as provided above, Subtenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises.

31.           Condemnation. If during the Term, or during the period of time between the execution of this Sublease and the Commencement Date, there is any taking of all or any part of the Project, the Building, the Common Areas, the Premises or any interest in this Sublease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a “Condemnor”), or a voluntary sale or transfer by Sublessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a “Condemnation”), the rights and obligations of Sublessor and Subtenant shall be determined pursuant to this Paragraph. Sublessor shall immediately provide Subtenant written notice of any proposed taking, whether or not Sublessor receives written notice of such taking. If such Condemnation is of a substantial portion of or the entire Project, Building, Common Areas or Premises, then this Sublease shall terminate on the date the Condemnor takes possession of same (the “Date of Condemnation”). A temporary Condemnation of the Premises, or any part of the Premises, for less than 180 days, shall not constitute a Condemnation under this Paragraph; but the Rental shall abate as to the portion of the Premises affected during such temporary Condemnation. If such Condemnation is of any portion, but not all or a substantial portion, of the Project, the Building, the Common Areas, the Premises, then this Sublease shall remain in effect, except that, if the remaining portion of the Project, the Building, the Common Areas, the Premises is rendered unsuitable for Subtenant’s continued use, inaccessible or untenantable, then Subtenant may elect to terminate this Sublease, by so notifying Sublessor in writing (the “Termination Notice”) within 30 days after the date that the nature and extent of the Condemnation have been determined. Such termination shall be effective on the earlier of (i) the date that is 30 days after the giving of the Termination Notice, and (ii) the Date of Condemnation. If Subtenant does not give to Sublessor the Termination Notice within such 30-day period, then all obligations of Subtenant under this Sublease shall remain in effect, except that (unless the Premises are restored as set forth below) Rental shall be reduced by the ratio of (a) the area of the Premises taken, rendered unsuitable, inaccessible or untenantable to (b) the area of the Premises immediately prior to the Date of Condemnation. Notwithstanding anything to the contrary in this Paragraph, if, within 20 days after Sublessor’s receipt of the Termination Notice, Sublessor notifies Subtenant that Sublessor at its cost will add to the remaining Premises (or substitute for the Premises other comparable space in the Project) so that the area of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Sublessor commences the restoration promptly and completes it within 150 days after Sublessor so notifies Subtenant, then all obligations of Subtenant under this Sublease shall remain in effect, except that Rental shall be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of (A) the area of the Premises taken, rendered, unsuitable, inaccessible or untenantable to (B) the area of the Premises immediately prior to the Date of Condemnation. Unless Sublessor restores the Premises pursuant to the preceding sentence, or unless Subtenant gives to Sublessor the Termination Notice within the relevant 30-day period, Subtenant at its sole cost shall accomplish any restoration required by Subtenant to use the Premises. All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation (the “Award”) shall belong to and be paid to Sublessor. Subtenant shall have no right to any part of the Award, and Subtenant hereby assigns to Sublessor all of Subtenant’s right, title, and interest in and to any part of the Award, except that Subtenant shall receive from the Award any sum paid expressly to Subtenant from the Condemnor for Subtenant’s loss of goodwill. Sublessor and Subtenant waive the provisions of any statute (including without limitation California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Sublessor or Subtenant to petition the superior court (or any other local court) to terminate this Sublease in the event of a partial taking of the Premises.

32.           Assignment and Other Transfers. Without Sublessor’s prior written consent, which shall not be unreasonably withheld none of the following shall occur (nor be permitted by Subtenant to occur), voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a “Transfer”):  (i) any assignment, sublease, disposition, sale, concession, license, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Subtenant of this Sublease, any interest in this Sublease, or all or any portion of the Premises; or (ii) any assignment, disposition, sale, transfer, acquisition, or issuance of equitable interests (whether stock, partnership or otherwise) in Subtenant, to or by any person, entity, or group of related persons, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding (or assigning, transferring, disposing of, or selling) fifty percent (50%) or more of the aggregate issued and outstanding equitable interests in Subtenant. Sublessor shall not be liable in damages to Subtenant or to any proposed Subtenant, assignee or other transferee (any of the preceding a “Proposed Transferee”) if such consent is adjudicated to have been unreasonably withheld, and, in such event, Subtenant’s sole remedy shall be to have the proposed Transfer declared as valid as if Sublessor’s consent had been given, although Subtenant shall be entitled to reasonable attorney’s fees and court costs if Subtenant is the prevailing party in such litigation. At least 30 days prior to entering into any proposed Transfer, Subtenant shall submit to Sublessor the sum of $400.00 (as payment toward Sublessor’s and Sublessor’s attorneys’ cost of reviewing, consenting to, rejecting and/or consummating any proposed Transfer), and a written notice (“Subtenant’s Notice”) which includes or sets forth in reasonable detail (a) the form of the proposed Transfer, including without limitation all related agreements, documents, instruments, exhibits, and escrow instructions, (b) the name and address of the Proposed Transferee, (c) the terms and conditions of the proposed Transfer, including without limitation the commencement or effective date of the proposed Transfer, which shall be at least 30 days after Subtenant’s Notice is given, and (d) the nature, character, and credit information and references with respect to the Proposed Transferee and the business of the Proposed Transferee (including without limitation tax returns for the three most-recent years, a business plan with cash-flow projections and financial projections with assumptions and competitive market analysis), in reasonably sufficient detail to enable Sublessor to determine the Proposed Transferee’s financial responsibility. Within 30 days after Sublessor’s receipt from Subtenant of such sum and Subtenant’s Notice, Sublessor shall notify Subtenant whether Sublessor has consented to the proposed Transfer. Any consent by Sublessor to any proposed Transfer shall not constitute a consent with respect to any other Transfer. If Sublessor consents to any proposed Transfer, and Subtenant fails to consummate such Transfer on or before the commencement or effective date of the proposed Transfer (as set forth in Subtenant’s Notice), then such consent shall be deemed withdrawn and Subtenant shall be required again to comply with this Paragraph before making a Transfer. Sublessor shall not have unreasonably withheld its consent with respect to any Transfer if (among other reasons) Sublessor shall not have received such sum or Subtenant’s Notice, if the nature or character of the Proposed Transferee, or the proposed use and occupancy of the Premises by the Proposed Transferee, is not in keeping with the dignity and character of the Building, the Project, or the surrounding area, if the proposed Transfer will result in the diminution of the value or marketability of the Premises or the Project, if Sublessor is not reasonably satisfied that the Proposed Transferee is creditworthy, if the Master Lessor reasonably objects to the proposed Transfer, or if the proposed Transfer will conflict with or result in a breach of any of the provisions of, or constitute a default under, any agreement, instrument, or document to which Sublessor is a party, or by which the Project may be bound. No Transfer shall release or discharge Subtenant from any liability, whether past, present, or future, under this Sublease and Subtenant shall continue to remain primarily liable under this Sublease. Subtenant irrevocably assigns to Sublessor, as security for Subtenant’s obligations under this Sublease, all rent and other amounts from any Transfer, and Sublessor, as assignee and as special attorney-in-fact for Subtenant, or a receiver for Subtenant appointed on Sublessor’s application, may collect all rent and other amounts from any Transfer and apply them toward Subtenant’s obligations under this Sublease; except that, unless Subtenant defaults under this Sublease, Subtenant shall have the exclusive right to collect such rent and other amounts. Unless otherwise agreed to by all parties, the Subtenant’s security deposit, if any, shall be retained by Sublessor and returned to the lawful tenant in possession at the time of the Sublease termination, subject to the terms and conditions of this Sublease relating to the return of such security deposit. Any Transfer must contain the following provisions, which provisions whether contained in such Transfer or not, shall apply to such Transfer:  (A) Such Transfer shall be subject and subordinate to all provisions of this Sublease and the Master Lease; (B) No Proposed Transferee shall be permitted to enter into any Transfer without Sublessor’s prior written consent; and (C) At Sublessor’s option, in the event of cancellation or termination of this Sublease for any reason or the surrender of this Sublease, whether voluntarily, involuntarily, by operation of law or otherwise, prior to the expiration of such Transfer, the Proposed Transferee shall make full and complete attornment to Sublessor for the balance of the term of such Transfer, unless such cancellation or termination is at the election of Sublessor. Such attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Sublessor which the Proposed Transferee shall execute and deliver to Sublessor within 5 days after request by Sublessor. Subtenant shall promptly reimburse Sublessor for Sublessor’s reasonable cost (less any payment made by Subtenant with Sublessor as set forth above) of reviewing, consenting to, rejecting and/or consummating any proposed Transfer, including without limitation reasonable attorneys’ fees. Subtenant shall promptly pay to Sublessor seventy-five percent (75%) of all rents and other consideration, of whatever nature, payable by the Proposed Transferee (or receivable by Subtenant) pursuant to any Transfer, which exceed (1) if a sub-sublease of a portion of the Premises, the portion of the Rental that is allocable to the portion of the Premises sub-subleased (such allocation based on the area of the portion sub-subleased), or (2) if any other Transfer, the Basic Monthly Rental. Sublessor additionally has the right, at its election, by giving written notice (the “Recapture Notice”) to Subtenant within 15 days after receipt of Subtenant’s Notice, to recapture the Premises and terminate this Sublease. If Sublessor elects to exercise such right and delivers a Recapture Notice to

Subtenant, this Sublease shall automatically be deemed terminated as of the commencement or effective date stated in Subtenant’s Notice for the proposed Transfer, and Subtenant shall surrender possession of the Premises as of such date (and any failure to do so shall constitute a default hereunder). Sublessor’s giving of a Recapture Notice shall not constitute Sublessor’s consent to Subtenant’s proposed Transfer.

33.           Common Areas. Sublessor may, at its election, (i) temporarily close any of the Common Areas to the extent required in the reasonable opinion of Sublessor’s legal counsel to prevent a dedication of any of the Common Areas or the accrual of any rights to any person or to the public in and to any portion of the Common Areas, (ii) close, temporarily, any of the Common Areas for maintenance purposes, (iii) designate other property outside the boundaries of the Project to become part of the Common Areas using sound business judgment, (iv) temporarily close off or otherwise temporarily utilize portions of the Common Area while constructing improvements or making repairs or alterations to any portion of the Project, and/or (v) make any changes to the Common Areas, or any part of the Project, including without limitation changes to buildings or other improvements, the addition of new buildings or other improvements, and/or changes in the location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic. Furthermore, except as otherwise provided to the contrary in this Sublease, Subtenant acknowledges that the Manager may exercise similar rights with respect to the Project Common Area, and the exercise of such rights by the Sublessor or the Manager will not constitute constructive eviction nor entitle Subtenant to any damages, abatement of rent, or right of offset.

34.           Relocation. Sublessor may, at its election, upon at least 30 days’ written notice to Subtenant, relocate Subtenant and substitute for the Premises other space in the Project containing at least as much useable area as the Premises. If Subtenant confirms in writing to Sublessor within five days of receipt of such written notice from Sublessor that it will vacate the Premises and occupy the new location within the time frame set forth in the notice from Sublessor, then Sublessor shall, at its cost, improve such substitute space with improvements at least equal in quantity and quality to those then existing in the Premises and Sublessor shall reimburse Subtenant for Subtenant’s reasonable expenses incurred in connection with such relocation, including moving expenses, door lettering, and telephone relocation. If Subtenant fails to send such written confirmation notice to Sublessor within such five day period, such failure shall be deemed to constitute Subtenant’s election to continue to occupy the Premises for an additional 15 day period beyond the time frame set forth in Sublessor’s notice, in which event Sublessor shall have no obligations to improve such substitute space and pay Subtenant’s reasonable relocation costs as set forth in the preceding sentence. Failure by Subtenant to relocate as provided in this Paragraph shall constitute a default under this Sublease and Subtenant acknowledges that it will, in addition, be liable for Sublessor’s additional damages incurred as a result of any failure by Subtenant to timely vacate the Premises (including damages resulting from lost opportunities). Sublessor shall not be held liable for any damages arising out of Subtenant’s relocation. Such substitute space shall become the “Premises” for purposes of this Sublease following Subtenant’s taking possession of such substitute space.

35.           Access by Sublessor. Sublessor and any of Sublessor’s Invitees shall have the right to enter the Premises at all reasonable times, during normal business hours (except in the case of an emergency), and upon reasonable notice (except in the case of an emergency), (i) to determine whether the Premises are in good condition and whether Subtenant is complying with its obligations under this Sublease, (ii) to do any necessary maintenance or make any restoration to the Premises that Sublessor has the right or obligation to perform, (iii) to serve, post, or keep posted any notices required or allowed under this Sublease, (iv) to post “for sale” “for rent” or “for lease” signs, (v) to show the Premises to brokers, agents, prospective buyers, prospective tenants or other persons interested in a listing of, financing, purchasing, or occupying Lot 3, the Premises or any portion of Lot 3 or the Premises, and (vi) to shore the foundations, footings, and walls of the Project, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent or obstruct entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. In the event of an emergency Sublessor shall have the right to enter the Premises at any time, without prior notice to Subtenant. Sublessor’s rights under this Paragraph extend, with Sublessor’s consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner’s agents, employees, officers, and contractors. Sublessor shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this Paragraph except damage resulting directly from the grossly negligent acts of Sublessor or Sublessor’s Invitees. Subtenant shall not be entitled to any abatement or reduction of Basic Monthly Rent or other Rental because of the exercise by Sublessor of any rights under this Paragraph.

36.           Sublessor’s Reserved Rights. Subject to the terms of this Sublease, Sublessor, as lessee of Lot 3, reserves the right from time to time:  (i) to change the name of the Building; (ii) to temporarily utilize portions of the Common Areas for entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which, in Sublessor’s reasonable judgment, tend to attract the public; and (iii) to utilize the lighting standards and other areas or improvements in the Common Areas for advertising purposes.

37.           Indemnity and Exemption of Sublessor from Liability. Subtenant hereby indemnifies Sublessor against all Claims (as defined below) and all costs, expenses, and attorneys’ fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims. For purposes of this Sublease, “Claims” shall mean all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they result from Sublessor’s grossly negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Subtenant’s use of the Premises, (ii) the conduct of Subtenant’s business, (iii) any activity, work, or things done or suffered by Subtenant in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Subtenant under this Sublease, and/or (v) any negligence of Subtenant or Subtenant’s Invitees. If any action or proceeding is brought against Sublessor by reason of any such Claims, Subtenant upon notice from Sublessor shall defend such action or proceeding at Subtenant’s sole cost by legal counsel satisfactory to Sublessor. Except to the extent caused by Sublessor’s grossly negligent acts or willful misconduct, Subtenant assumes all risk of, Subtenant waives all claims against Sublessor in respect of, and Sublessor shall not be liable for, any of the matters set forth above in this Paragraph or any of the following: injury to Subtenant’s business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Subtenant, Subtenant’s Invitees, or any other persons in, upon, or about the Premises, whether such damage, loss, or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or any other cause, conditions arising upon the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Subtenant. Thus Sublease shall not be affected or impaired by any change to any part of the Project or any sidewalks, streets or improvements nearby the Project.

38.           Hazardous Substances. Sublessor hereby notifies Subtenant, and Subtenant hereby acknowledges that, prior to the leasing of the Premises pursuant to this Sublease, Subtenant has been notified, pursuant to California Health and Safety Code Section 25359.7 (or any successor statute), that Sublessor knows, or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), including without limitation common cleaning supplies, office supplies, spillage of petroleum products from motor vehicles, and other consumer products, may have come to be located on or beneath the Premises and/or the Project. Subtenant hereby indemnifies Sublessor against all Environmental Claims (as defined below) and all costs, expenses, and attorneys’ fees incurred in the defense of any such Environmental Claims or any action or proceeding brought on any of such Environmental Claims. For purposes of this Paragraph, “Environmental Claims” shall mean all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they arise as a result of Sublessor’s grossly negligent acts or willful misconduct), arising from or which seek to impose liability (i) because of or relating to any discharges, releases, or threatened releases of noise, pollutants, contaminants, herbicides, pesticides, insecticides, or hazardous or toxic wastes, substances, or materials (any of the preceding a “Hazardous Material”) into ambient air, water, or land from, on, under, or above the Premises, (ii) relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials from, on, or under, the Premises, or (iii) under any environmental law (which shall mean any federal, state or local law, statute, regulation, ordinance, guideline, or common law principle relating to public health or safety or the use or control of the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Law, the Federal Clean Air Act, the California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Nejedly-Z’berg-Dills Solid Waste Management and Recovery Act, and California Health and Safety Code Section 25359.7) and relating to the Premises, from the beginning of the Term to the end of the Term. Subtenant agrees to promptly reimburse Sublessor for all of Sublessor’s costs arising from periodic monitoring of Subtenant’s use, handling, or storage of Hazardous Substances at or surrounding the Premises. Neither Subtenant nor any of Subtenant’s Invitees shall use, manufacture, store, or dispose of any Hazardous Materials anywhere within the Premises or the Project which are or could (a) be detrimental to the Project, human health, or the environment, except in accordance with all applicable laws, or (b) adversely affect the value of the Premises or the Project. If the Premises are contaminated (or, due to the acts or omissions of Subtenant or Subtenant’s Invitees, the Project is contaminated) by any Hazardous Material during the Term, then (1) Subtenant shall promptly notify Sublessor in writing of such contamination, and (2) Sublessor may elect to either (A) demand that Subtenant perform all remediation required by Sublessor (to Sublessor’s satisfaction and at Subtenant’s sole cost, necessary to return the Premises (and/or the Project) to at least as good a condition as the Premises (or the Project) are in as of the date of this Sublease, which Subtenant shall immediately do upon receipt of notice from Sublessor, or (B) proceed to cause such investigation, clean-up, and remediation work which Sublessor deems necessary or desirable to be undertaken, whereupon the entire cost thereof (plus a supervisory fee equal to ten percent (10%) of such cost) will be payable by Subtenant to Sublessor upon demand as Additional Rent. If Subtenant does not promptly commence and diligently pursue such remediation, then Sublessor may, at Sublessor’s election, perform or cause to be performed such remediation and Subtenant shall immediately, upon demand, pay the cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such cost.

39.           Prohibition Against Asbestos-Containing Materials. Subtenant shall not cause any materials which contain asbestos in any form or concentration (“Asbestos-Containing Materials”) to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, including, without limitation, building or construction materials and supplies in violation of any environmental laws. Such prohibition against Asbestos-Containing Materials shall apply regardless of whether the Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice. Sublessor shall have the right, upon reasonable notice, to enter upon and conduct inspections of the Premises to determine Subtenant’s compliance with this Paragraph. If Subtenant causes Asbestos-Containing Materials to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises in violation of any environmental laws, (a) Subtenant shall, upon notice from Sublessor, immediately remove such Asbestos-Containing Materials at Subtenant’s sole cost, (b) such removal shall comply with all applicable laws, regulations, and requirements concerning asbestos and the removal and disposal of Asbestos-Containing Materials, (c) Subtenant shall reimburse Sublessor for all reasonable expenses incurred in connection with any inspection of the Premises conducted by Sublessor, and (d) unless Subtenant completes such removal within 30 days after notice from Sublessor, Sublessor may, at its election, do either or both of the following:  (i) declare Subtenant in breach of this Sublease and (ii) remove and dispose of the Asbestos-Containing Materials and obtain reimbursement from Subtenant for the reasonable cost of such removal and disposal. Except as otherwise provided to the contrary in this Sublease, Subtenant shall indemnify Sublessor and Sublessor’s directors, officers, employees, and agents against all reasonable costs, liability, expenses, penalties, and claims for damages, including, without limitation, litigation costs and attorneys” fees, arising from (A) the presence of Asbestos-Containing Materials upon the Premises in violation of any environmental laws arising after the effective date of this Sublease, but only to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alterations to the Premises by Subtenant or Subtenant’s agents, employees, representatives, or independent contractors, (b) any lawsuit, settlement, governmental order, or decree relating to the presence, handling, removal, or disposal of Asbestos-Containing Materials upon or from the Premises in violation of any environmental laws arising after the effective date of this Sublease, but only to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alternations to the Premises by Subtenant or Subtenant’s agents, employees, representatives or independent contractors, or (C) Subtenant’s failure to perform its obligations to remove such Asbestos-Containing Materials under this Paragraph.

40.           Security Measures. Subtenant acknowledges (i) that the Basic Monthly Rent does not include the cost of any security measures for any portion of the Project (ii) that neither Sublessor nor the Manager shall have any obligation to provide any such security measures, (iii) that neither Sublessor nor the Manager has made any representation to Subtenant regarding the safety or security of the Project, and (iv) that Subtenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Subtenant’s Invitees in, on, or about the Building, Lot 3, and the Project. If Sublessor or the Manager provides any security measures at any time, then neither Sublessor not the Manager shall be obligated to continue providing such security measures and Sublessor and the Manager shall not be obligated to provide such security measures with any particular standard of care. Subtenant assumes all responsibility for the security and safety of Subtenant and Subtenant’s property. Except as otherwise provided to the contrary in this Sublease, Subtenant releases Sublessor, Master Lessor, and the Manager from all claims for damage, loss, or injury to Subtenant, Subtenant’s Invitees, and/or to the personal property of Subtenant and/or of Subtenant’s Invitees, even if such damage, loss, or injury is caused by or results from the criminal or negligent acts of third parties. Sublessor and the Manager shall have no duty to warn Subtenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of their knowledge of such crimes or conduct, and Subtenant is hereby instructed to conduct its own investigation through local police agencies regarding any criminal acts or dangerous conduct that has occurred in or near the Project.

41.           Subordination and Attornment. This Sublease and Subtenant’s rights under this Sublease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease, including the Master Lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises, provided any lender, beneficiary or ground lessor under any such instrument shall agree that in the event of a foreclosure or termination of ground lease or Master Lease, Subtenant’s possession of the Premises shall not be disturbed so long as Subtenant is not in default under this Sublease. The provisions of this Paragraph shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, however, Subtenant shall promptly execute and deliver any instruments that Sublessor, any Lender, or the lessor under any ground or underlying lease, may reasonably request to evidence such subordination, so long as such instruments are reasonably acceptable to Subtenant. Subtenant hereby irrevocably constitutes and appoints Sublessor as Subtenant’s special attorney-in-fact to execute and deliver such instruments. Notwithstanding the preceding provisions of this Paragraph, if any ground lessor or Lender elects to have this Sublease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Subtenant that this Sublease shall be deemed prior to such ground lease, deed of trust, or mortgage, whether this Sublease is dated prior or subsequent to the date of such ground lease, deed of trust, or mortgage, then this Sublease shall be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Sublease. If any Lender, or the lessor of any ground or underlying lease affecting the Premises, shall hereafter succeed to the rights of Sublessor under this Sublease, whether by foreclosure, deed in lieu of foreclosure or otherwise, then (i) such successor landlord shall not be subject to any offsets or defenses which Subtenant might have against Sublessor, (ii) such successor landlord shall not be bound by any prepayment by Subtenant of more than one month’s installment of Basic Monthly Rent or any other Rental, (iii) such successor landlord shall not be subject to any liability or obligation of Sublessor except those arising after such succession, (iv) Subtenant shall attorn to and recognize such successor landlord as Subtenant’s landlord under this Sublease, (v) Subtenant shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, (vi) Subtenant hereby irrevocably appoints Sublessor (and such successor landlord) as Subtenant’s special attorney-in-fact to execute and deliver such instruments on behalf of Subtenant, and (vii) upon such attornment, this Sublease shall continue in effect as a direct lease between such successor landlord and Subtenant upon and subject to all of the provisions of this Sublease.

42.           Estoppel Certificates. Within 10 days after notice from Sublessor, Subtenant shall execute and deliver to Sublessor, in recordable form, a certificate stating, (i) that this Sublease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, if any, (iv) the amount of any Security Deposit, or prepaid rent or other payment constituting Rental which has been paid, if any, (v) whether or not Subtenant or Sublessor is in default under this Sublease and whether there currently exist any defenses or rights of offset under the Sublease, and (vi) such other factual matters as Sublessor shall reasonably request. Subtenant’s failure to deliver such certificate within such 10-day period shall be conclusive upon Subtenant for the benefit of Sublessor, and any successor in interest to Sublessor, any lender or proposed lender, and any purchaser of the Project that, except as may be represented by Sublessor, this Sublease is unmodified and in full force and effect, no Rental has been paid more than 30 days in advance, and neither Subtenant nor Sublessor is in default under this Sublease. Subtenant irrevocably constitutes and appoints Sublessor as its special attorney-in-fact to execute and deliver such certificate to any third party if Subtenant fails to deliver such certificate within such 10-day period.

43.           Waiver. No delay or omission in the exercise of any right or remedy of Sublessor or Subtenant in the event of any default by the other shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Sublessor of delinquent Rental shall not constitute a waiver of any default other than the particular Rental payment accepted. Sublessor’s receipt and acceptance from Subtenant, on any date (the “Receipt Date”), of an amount less than Rental due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt

Date, shall not release Subtenant of its obligation (i) to pay the full amount of such Rental due on such Receipt Date or (ii) to pay when due the full amount of such Rental to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Sublessor, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Sublessor of the surrender of the Premises by Subtenant before the Expiration Date. Only a written notice from Sublessor to Subtenant stating Sublessor’s election to terminate Subtenant’s right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Sublease. Sublessor’s consent to or approval of any act by Subtenant requiring Sublessor’s consent or approval shall not be deemed to waive or render unnecessary Sublessor’s consent to or approval of any other or subsequent act by Subtenant. Any waiver by Sublessor or Subtenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Sublease. Subtenant hereby waives any rights granted to Subtenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and/or any successor statute(s). Subtenant represents and warrants that if Subtenant breaches this Sublease (beyond the expiration of all applicable notice and cure periods) and, as a result, this Sublease is terminated, Subtenant will not suffer any undue hardship as a result of such termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination. Subtenant acknowledges that Subtenant’s waivers set forth in this Paragraph are a material part of the consideration for Sublessor’s entering into this Sublease and that Sublessor would not have entered into this Sublease in the absence of such waivers.

44.           Brokers. Subtenant represents that, except as to the Participating Brokers, if any, no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Sublease and Subtenant has not dealt with any real estate broker, agent, finder, or other person, relative to this Sublease in any manner. Subtenant hereby indemnifies Sublessor against all liabilities, damages, losses, costs, expenses, attorneys’ fees and claims arising from any claims that may be made against Sublessor by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with Subtenant.

45.           Easements. Subtenant acknowledges that each of Master Lessor and Sublessor may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps and restrictions affecting the Premises and the Project. Subtenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Sublessor. Subtenant irrevocably appoints Sublessor as Subtenant’s special attorney-in-fact to execute and deliver such documents or instruments on behalf of Subtenant if Subtenant refuses or fails to do so.

46.           Limitations on Sublessor’s Liability. If Sublessor is in default of this Sublease, and as a consequence Subtenant recovers a money judgment against Sublessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title, and interest of Sublessor in the Project, and out of rent or other income from the Project receivable by Sublessor or out of the consideration received by Sublessor from the sale or other disposition of all or any part of Sublessor’s right, title, and interest in the Project. Neither Sublessor nor Sublessor’s shareholders, officers, directors, or the partners comprising Sublessor (if any) shall be personally liable for any deficiency.

47.           Sale or Transfer of Premises. If Sublessor sells or transfers the Premises, the Building or the Project, Sublessor, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Sublease. If any security deposit or prepaid rent has been paid by Subtenant, Sublessor may transfer the security deposit and/or prepaid rent to Sublessor’s successor-in-interest and on such transfer Sublessor shall be discharged from any further liability arising from the security deposit or prepaid rent.

48.           Quitclaim Deed. Subtenant shall execute and deliver to Sublessor on the Expiration Date of this Sublease, promptly on Sublessor’s request, a quitclaim deed to the Premises, in recordable form, designating Sublessor as transferee.

49.           No Merger. The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation of this Sublease, or a termination by Sublessor, shall not work a merger, and shall, at the option of Sublessor, terminate any existing subleases or may, at the option of Sublessor, operate as an assignment to Sublessor of any such subleases.

50.           Confidentiality. Except as essential to the consummation of the transaction contemplated by this Sublease (together with all amendments and addendums hereto):

50.1.        Subtenant shall keep and maintain the terms of this Sublease and the transactions contemplated by this Sublease or any aspect of this Sublease in strict confidence; and

50.2.        Subtenant may not make or allow any notices, statements, disclosures, communication, or news releases concerning this Sublease, the terms of this Sublease and the transactions contemplated by this Sublease or any aspect of this Sublease.

Nothing provided herein, however, shall prevent Subtenant from disclosing to its legal counsel and/or certified public accountants, prospective purchasers, or lenders the existence and terms of this Sublease or any transaction under this Sublease, or any aspect of this lease, or from complying with any governmental or court order or similar legal requirement which requires such party to disclose this Sublease, the terms of this Sublease, the transaction contemplated by this Sublease and/or any aspect of this Sublease; provided that such party uses reasonable and diligent good faith efforts to disclose no more than is absolutely required to be disclosed by such legal requirement. If Subtenant violates this confidentiality provision, in addition to all other remedies to which Sublessor may be entitled under law or in equity, Sublessor shall be entitled to receive immediately the entire value of any rent relief, rent abatement, free rent, reimbursement, or other concession which Sublessor has previously granted to Subtenant.

51.           Miscellaneous.

51.1.        Subtenant covenants and agrees not to protest or in any way oppose any application for a license to serve or sell liquor filed by tenants or other users of space within the Project.

51.2.        Upon Sublessor’s written request, Subtenant shall promptly furnish to Sublessor, from time to time, with financial statements certified by Subtenant to be true and correct, reflecting Subtenant’s then current financial condition. Such financial statements shall include a current balance sheet and a profit and loss statement covering the most recent 12-month period available. In addition, upon Sublessor’s written request, Subtenant shall allow Sublessor, or a certified public accountant of Sublessor’s choosing, to determine Subtenant’s current financial condition by reviewing Subtenant’s current financial books, records, and accounts.

51.3.        Notwithstanding any other provision in this Sublease to the contrary, Subtenant shall refrain from selling or otherwise distributing any alcoholic beverages unless such sale is specifically included as a Permitted Use, and in any event, such sales shall be expressly forbidden under this Sublease unless and until Subtenant holds the appropriate license as issued and/or approved by the California Alcoholic Beverage Control Agency.

51.4.        This Sublease shall be governed by and construed in accordance with the laws of the State of California.

51.5.        For purposes of venue and jurisdiction, this Sublease shall be deemed made and to be performed in the City of San Diego, California and Sublessor and Subtenant hereby consent to the jurisdiction of the Courts of the County of San Diego. The sole and exclusive venue for adjudication of disputes or controversies relating to this Sublease shall be the City of San Diego, California.

51.6.        This Sublease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

51.7.        Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

51.8.        Each provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Sublease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Sublease.

51.9.        In the event any litigation, arbitration, mediation, or other proceeding (“Proceeding”) is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Sublease the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all reasonable costs, expenses, and actual attorney’s fees and expert witness fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees and expert witness fees.

51.10.      This Sublease shall become effective when it has been executed by each of Sublessor and Subtenant.

51.11.      Subject to any restriction on transferability contained in this Sublease, this Sublease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Sublease. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Sublease, except for the rights of the successors-in-interest and assigns of each party to this Sublease, unless such rights are expressly granted in this Sublease to other specifically identified persons.

51.12.      The headings of the Paragraphs of this Sublease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Sublease, or be used in any manner in the interpretation of this Sublease.

51.13.      Time and strict and punctual performance are of the essence with respect to each provision of this Sublease.

51.14.      This Sublease contains the entire agreement between Sublessor and Subtenant with respect to the subject matter of this Sublease, is a complete and exclusive statement of the terms of such agreement, and supersedes all prior understandings, agreements, representations and warranties, if any, with respect to such subject matter.

51.15.      Each party to this Sublease and its legal counsel have had an opportunity to review and revise this Sublease. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Sublease or any Addendum or Exhibit to this Sublease, and such rule of construction is hereby waived by Subtenant.

51.16.      All notices or other communications required or permitted to be given to Subtenant or Sublessor shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent for next day delivery by a reputable overnight express courier service that provides written confirmation of delivery, to Subtenant at the address set forth in Paragraph 2.11 of this Sublease and to Sublessor at the address set forth in Paragraph 2.10 of this Sublease. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Sublessor or Subtenant may give a notice of a change of its address to the other.

51.17.      Neither this Sublease not any memorandum hereof shall be recorded in any public records without the prior written consent of Sublessor; provided, however, upon the written request of Subtenant or Sublessor, the parties hereto shall execute and acknowledge a short form lease in a mutually acceptable form to Sublessor and Subtenant, which either party, at its option, may record.

51.18.      If more than one person is Subtenant, then the obligations of Subtenant under this Sublease shall be the joint and several obligations of each of such persons; provided, however, that any act or signature of one or more of any of such persons and any notice or refund given to or served on any one of such persons shall be fully binding on each of such persons.

51.19.      All provisions, whether covenants or conditions, to be performed or observed by Subtenant shall be deemed to be both covenants and conditions.

51.20.      All payments to be made by Subtenant to Sublessor under this Sublease shall be in United States currency.

51.21.      The Exhibits and Addendum attached to this Sublease are incorporated herein by this reference.

51.22.      Upon Sublessor’s request, Subtenant shall provide Sublessor with a statement reflecting the dollar amount of all sales and business transacted at or through the Premises, for an interval period to be determined by Sublessor, but in no event more frequently than monthly. Subtenant shall provide such information within 15 days of Sublessor’s request. Sublessor shall be entitled to use such information as it deems appropriate, including providing such information to prospective lenders and purchasers.

51.23.     The parties hereto waive trial by jury in connection with proceedings or counterclaims brought by either of the parties hereto against the other.

51.24.      This Sublease and the Exhibits A, B, C and Addendum(s) 1 attached hereto and forming a part hereof, as set forth herein, constitute all of the covenants, promises, assurances, representations, warranties, statements, agreements, conditions and understandings between Sublessor and Subtenant concerning the Premises and the Project and there are no covenants, promises, assurances, representations, warranties, statements, conditions, or understandings, either oral or written, between them, other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, change, or addition to this Sublease shall be binding upon Sublessor or Subtenant unless reduced to writing and signed by each of them.

51.25.      This Sublease supersedes and revokes any and all previous negotiations, arrangements, letters of intents, offers to lease, lease proposals or drafts, brochures, representations, and information conveyed, whether oral or written, between parties hereto or their respective representations or any other person purported to represent Sublessor or Subtenant. The Subtenant acknowledges it has not been induced to enter into this Sublease by any representations not set forth in the Sublease, nor has it relied on any such representations. No such representations should be used in the interpretation or construction of this Sublease and the Sublessor shall have no liability for any consequences arising as a result of any such representations.

51.26.      To the extent that the terms and provisions of this Sublease are inconsistent with the terms and provisions of the Master Lease, the terms and provisions of the Master Lease shall be paramount and controlling. Subtenant shall not do or permit any act, condition or thing to occur that would or may constitute a default under the Master Lease.

[Signature Page to Follow]

SUBLESSOR: Insurance Company of the West, a California corporation

By:	American Assets, Inc., as Agent

By:	/s/ James Durfey
James Durfey
Vice President — Office Leasing and Management

Date:	1/16/06

SUBTENANT: iVow, Inc., a Delaware corporation

By	/s/ Michael H. Owens

Date:	01/12/06

CONSENT TO SUBLEASE AND ACKNOWLEDGEMENT OF SUBTENANT’S RIGHTS UNDER SECTION 41 ONLY:

MASTER LESSOR:

ICW Plaza, L.P.,
a California limited partnership

By:	ICW Plaza, Inc., a California corporation,
Its General Partner

By:	/s/ Illegible

Date:	1/16/06

EXHIBIT “B”

TO STANDARD OFFICE LEASE

DEMISED PREMISES

EXHIBIT “B-1”

SITE PLAN OF THE PROJECT

EXHIBIT “C”

SUBTENANT” IMPROVEMENTS TO THE PREMISES

General recital:  Subtenant accepts the Premises in “As-Is” condition, and Sublessor shall provide certain tenant improvements for the Premises, subject to the terms and conditions as more completely described herein. Subtenant shall construct any and an future improvements subject to the terms and conditions as more completely described herein.

Section 1.               Sublessor’s Work. Following execution of this Lease by Sublessor and Subtenant, Sublessor sole responsibility with respect to improving the Premises shall be to cause the carpet in the Premises to be cleaned and the walls within the Premises re-painted using building standard paint (“Sublessor’s Work”). Sublessor shall be responsible for bearing all costs and expenses relating to Sublessor’s Work.

Sections 2 through 5.          Intentionally Deleted.

Section 6.               Future Improvements by Subtenant to the Premises; Plan Approval. In the event that Subtenant shall desire to perform improvements to the Premises during the term. of the Sublease or any extension thereof, Subtenant shall cause detailed plans and specifications (the ”Plans”) to be prepared and delivered to Sublessor; which Plans shall reflect the work to be performed within the Premises by Subtenant in order to suitably prepare the Premises for Subtenant’s use (“Subtenant’s Work”). Sublessor shall, within a reasonable period of time following its receipt of the Plans, either approve such Plans or provide Subtenant with the reasons that Sublessor is withholding such consent. Performance of the Subtenant’s Work shall strictly conform to the approved Plans and any deviation will require Sublessor’s prior approval. All costs arising from said future Subtenant’s Work shall be the sole and exclusive responsibility of Subtenant to pay, in a prompt and timely fashion as said costs become due.

Section 6.1             Construction of Subtenant Improvements by Subtenant’s Contractor. After the Plans for the Subtenant’s Work have been approved by Sublessor, Subtenant, and the local governing agencies, Subtenant shall submit to Sublessor the name, address, license number, evidence of insurance, and any other information required by Sublessor of Subtenant’s proposed contractor(s) (“Contractor”) for Sublessor’s review and approval. If Sublessor deems, in Sublessor’s reasonable discretion, that Subtenant’s proposed Contractor is unacceptable, Subtenant shall resubmit information on a replacement contractor until a mutually approved Contractor is selected. Upon said selection, Subtenant shall enter into a construction contract with the Contractor which shall include a provision for compliance with Sublessor’s rules and regulations as defined herein, and Subtenant shall provide Sublessor with a copy of said contract. In no event shall Subtenant be permitted to perform Subtenant’s Work prior to providing all information requested by Sublessor relating to Subtenant’s Work. Failure by Subtenant to provide any information requested by Sublessor, including but not limited to evidence of Subtenant’s and Subtenant’s Contractor’s compliance with all of the insurance requirements hereof, shall constitute a default of the Sublease in the event Subtenant proceeds with Subtenant’s Work. Violations of Sublessor’s rules, regulations, and requirements as set forth herein or as otherwise established by Sublessor shall constitute a default of this Sublease if not corrected by Subtenant and/or Subtenant’s Contractor within twenty four (24) hours notice, either written or oral, by Sublessor to Subtenant. Sublessor shall have the right to post a notice of non-responsibility at a prominent location within Subtenant’s Premises.

It shall be the responsibility of Subtenant to enforce the following requirements of Subtenant’s Contractor, and all subcontractors of Subtenant’s Contractor, at every level:

6.1.1        Subtenant’s Contractor shall perform Subtenant’s Work in a manner and at times which do not impede or delay Sublessor’s contractor in the Project. Any delays in the completion work by the Sublessor or Sublessor’s contractor on the Project, or the commencement of the annual rental and any damage to any work caused by Subtenant’s Contractor shall be at me sole cost and expense of Subtenant.

6.1.2        Subtenant’s Contractor shall be responsible for the repair, replacement, or clean-up of any damage by him to other contractors’ work which specifically includes access ways to the Premises which may be concurrently used by others. Fire, lanes, sidewalks, hallways, and access to other Subtenant’s suites may not be blocked or obstructed at any time.

6.1.3        Subtenant’s Contractor shall accept the Premises prior to starting any trenching operations. Any rework of sub-base or compaction required after Subtenant’s Contractor’s initial acceptance of the Premises shall be done by Subtenant’s Contractor, which shall include the removal from the Premises of any excess soil or debris. All work shall be done in accordance with sound construction practices and, as required, in compliance with specifications of a soils engineer or consultant as approved by Sublessor.

6.1.4        Subtenant’s Contractor shall contain his storage of materials and his operations within the Premises and such other space as he may be assigned by Sublessor. Should he be assigned space outside of the Premises, he shall move to such other space as Sublessor shall direct from time to time to avoid interference or delays with other work. Subtenant’s Contractor shall park construction vehicles in areas designated by Sublessor.

6.1.5        All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Premises. Subtenant’s Contractor shall not use common area trash enclosures or waste bins for disposal of trash or surplus construction material.

6.1.6        Subtenant’s Contractor shall provide temporary utilities, portable toilet facilities and portable drinking water as required for his work within the Premises.

6.1.7        Noise shall be kept to a minimum at all times, and shall not be permitted to interfere with the conduct of other Subtenant’s business, or the general operation of the Project. Subtenant’s Contractor shall notify Sublessor’s project manager of any planned work to be done on weekends or other than normal job hours.

6.1.8        Subtenant and Subtenant’s Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Subtenant’s Work is concerned and for all applicable safety regulations established by the Sublessor, OSHA, or other regulatory agencies, and Subtenant further agrees to save and hold Sublessor harmless for Subtenant’s actions arising from Subtenant’s Work Prior

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to commencement of construction, Subtenant shall submit to Sublessor evidence of insurance as required by this Sublease and evidence of insurance for Subtenant’s Contractor.

6.1.9        Subtenant’s Contractor shall not post signs on any part of the Project or on the Premises, without Sublessor’s prior written approval.

6.1.10      Subtenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Subtenant’s work.

6.1.11      Sublessor may require that, prior to the commencement of construction, Subtenant shall obtain or cause its contractor to obtain payment and performance bonds covering the faithful performance of the contract for the construction of the Subtenant’s Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Sublessor and Subtenant.

6.1.12      Subtenant shall provide to Sublessor a copy of the fully executed construction contract, including all addendum and a line item breakdown by trade thereto, between Subtenant and its Contractor for the Subtenant’s Work.

6.1.13      All required permits and approvals, including but not limited to Planning, Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Subtenant or Subtenant’s Contractor in the Premises.

6.1.14      Any modifications to the building exterior shall be subject to Sublessor’s prior approval. No romex wiring shall be allowed, nor shall water lines be placed in slabs, unless approved by Sublessor prior to installation. All equipment placed upon the roof as a result of the Subtenant’s Work, and all roof penetrations, shall be approved by Sublessor prior to the commencement of work.

6.1.15      Sublessor, at Sublessor’s reasonable discretion, may from time to time establish such other rules and regulations for protection of property and the general safety of occupants and invitees of the Project. Such rules and regulations shall apply to Subtenant and Subtenant’s Contractor as though established upon the execution of this Exhibit “C”.

Section 6.2             Coordination of Construction. Subtenant covenants and agrees that Subtenant and Subtenant’s Contractor shall not destroy or in any way damage any portion of the Project. Further, Subtenant covenants and agrees that Subtenant and Subtenant’s Contractor shall coordinate the Subtenant’s Work with any construction schedule for any work being performed by or on behalf of Sublessor or any other Subtenant, and that the performance of the Subtenant’s Work shall not interfere with Sublessor’s or any other Subtenant’s construction activities. If there be such interference or conflict, notice thereof shall be given to Subtenant, and immediately after receipt of such notice the Subtenant agrees to cease or cause to be terminated such interference or conflict. Further, should Subtenant delay Sublessor’s work due to acts of Subtenant or Subtenant’s Contractor, Construction Change Orders, subsequent review and approvals required or other matters that materially affect Sublessor’s construction progress, Subtenant shall be responsible to Sublessor for any lost rents due to the delay of the

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commencement of the Sublease Term. Subtenant further covenants and agrees that Subtenant and Subtenant’s Contractor shall comply with all rules and regulations promulgated by Sublessor, or its agent, and all directives of Sublessor governing construction or installation activities, including but not limited to, permissible hours for construction or installation activities, storage of equipment and responsibility for cleaning of work areas. If Subtenant or Subtenant’s Contractor shall fail to comply with the provisions of this Section any costs incurred by Sublessor as a result of such failure shall be at Subtenant’s sole and exclusive expense.

Section 6.3             No Sublessor Liability. Sublessor shall not be liable for any loss, cost, damage, or expense incurred or claimed by Subtenant or any other person or party on account of the construction or installation of the Subtenant’s Work or any other person or party on account of the construction or installation of the Subtenant’s Work or any other improvements to the Premises made by Subtenant. Subtenant hereby acknowledges and agrees that the compliance of the Subtenant’s Work, or other Alterations made to the Premises by the Subtenant and any plans therefore, with all applicable governmental laws, codes, and regulations shall be solely Subtenant’s responsibility. Sublessor assumes no liability or responsibility resulting from the failure of the Subtenant to comply with all applicable governmental laws, codes and regulations or for any defect in any of the Subtenant’s Work or other Alteration to the Premises made by Subtenant. Subtenant further agrees to indemnify, defend, and hold harmless Sublessor from any loss, cost, damage or expense incurred, claimed, asserted, or arising’ in connection with any of the foregoing.

Section 8. Subtenant Representative. Subtenant designates the following individual(s) as its authorized signatures and/or decision makers with respect to matters contained in this Exhibit C. Sublessor shall be entitled to rely on such persons decisions as being absolute and binding on Subtenant.

Sublessor _______ Subtenant _______

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EXHIBIT D
ICW BUILDING

BUILDING RULES AND, REGULATIONS

Subtenant shall comply with the following Rules and Regulations. Sublessor shall not be responsible to Subtenant for the nonperformance of any of these rules and Regulations.

1.             Locks; Keys. Subtenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Sublessor’s prior written consent. Subtenant shall bear the cost of any lock changes or repairs required by Subtenant. Sublessor for the Premises shall furnish two keys, and any additional keys required by Subtenant must be obtained from Sublessor at a reasonable cost to be established by Sublessor.

2.             Doors Opening to Public Corridors. All doors opening to public corridors must be kept closed at all times except for normal ingress to and egress from the Premises.

3.             Securing Doors; Admission to Building. Sublessor reserves the right to close and keep locked all entrance and exit doors of the Building during the hours when Comparable Building are customarily dosed and locked. When departing after the Building’s normal Business Hours, Subtenant and Subtenant’s employees and agents must be sure that the doors to the Building are securely dosed and locked. Any person, including Subtenant and Subtenant’s employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building’s normal Business Hours, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Sublessor and its agents shall not be able for damages for any error concerning the admission to, or exclusion from, the Building of any person. Sublessor reserves the right, in the event of invasion, mob, riot, public excitement, or any other commotion, to prevent access to the Building or Project during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

4.             Furniture, Freight, and Equipment; Service Deliveries. No furniture, freight, or equipment of any kind may be brought into the Building without prior notice to Sublessor. All moving activity into or out of the Building must be scheduled with Sublessor and done only at a time and in the manner designated by Sublessor. No service deliveries (other than Messenger services) shall be allowed between the hours of 4:00 PM and 6:00 PM, Monday through Friday. Sublessor may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that Subtenant leave deliveries at the lobby security desk for pickup. Sublessor may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and on of the Building. Subtenant shall not overload the floor of the Premises. If considered necessary by Sublessor, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Sublessor shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants, or visitors caused by moving or maintaining any safe or other property referred to in this clause shall be the sole responsibility and expense of Subtenant.

5.             Receipt of Deliveries; Use of Elevators. No furniture, packages, supplies, equipment, or merchandise may be received in. the Building or carried up or down the elevators, except between those hours and in that specific elevator that Sublessor shall designate.

6.             No Disturbance of Other Occupants. Subtenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Sublessor and Sublessor’s agents to prevent these actions.

7.             Use of Restrooms; Responsibility for Damage. The restrooms, urinals, wash bowls, and other apparatus shall not be used for any other purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Subtenant who caused, or whose employees or agents caused, the breakage, stoppage, or damage.

8.             Heating and Air-Conditioning. Subtenant shall not use any method of heating or air-conditioning, other than that supplied by Sublessor, without Sublessor’s prior written consent.

9.             Foul or Noxious Gases or Substances Noninterference With Others. Subtenant shall not use or keep, or allow to be used or kept, any foul or noxious gas or substance in or on the Premises. Subtenant shall not allow the Premises to be occupied or used in a manner causing noise, odors, or vibrations that are offensive or objectionable to Sublessor or other occupants of Project.

10.           Animals, Birds, and Vehicles. Subtenant shall not bring into, or keep within, the Premise, Building or Project any animals, birds, or vehicles (e.g., bicycles).

11.           Cooking, No use of the Premises for Improper Purposes. No cooking shall be done or permitted on the Premises, except that Underwriter’s Laboratory (UL)-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate, and similar beverages for employees and visitors. This must be in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

12.           Telephone and Other Wires. Subtenant may not introduce telephone wires or other wires into the Premises without first obtaining Sublessor’s approval of the method and location of such introduction. No boring or cutting for telephone wires or other wires shall be allowed without Sublessor’s consent. The location

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of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to Sublessor’s approval.

13.           Exclusion or Expulsion. Sublessor reserves the right to exclude or expel from the Project any person who, in Sublessor’s judgment, is under the influence of alcohol or drugs or commits and act in violation of theses Rules and Regulations.

14.           Loitering Prohibited. Subtenant and Subtenant’s employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Subtenant and Subtenant’s employees and agents shall not obstruct these areas but use them only as a means of ingress to and egress from the Premises.

15.           Operation of Electricity, Water, and Air Conditioning. Subtenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Sublessor to ensure the most effective operation of the Building’s heating and air-conditioning system. Subtenant shall not adjust any controls of that heating and air-conditioning system.

16.           Disposal of Trash and Garbage. Subtenant shall store all trash and garbage within the interior of the Premises. Subtenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing; of trash in the vicinity of the Building. In disposing of trash and garbage, Subtenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Sublessor.

17.           Compliance With Safety Regulations. Subtenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Sublessor or by any government agency.

18.           Protection of Premises. Subtenant shall assume all responsibility, including keeping doors locked and other means of entry to the Premises dosed, for protecting the Premises from theft, robbery, and pilferage.

19.           Awnings, Curtains, and Electrical Ceiling Fixtures. No awnings or other projection shall be attached to the outside walls of the Building without Sublessor’s prior written consent. No curtains, blinds, shades, or screens, shall be attached to, hung in, or used in connection with any window or door of the Premises without Sublessor’s prior written consent. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Sublessor. Subtenant shall abide by Sublessor’s regulations concerning the opening and closing of

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window coverings attached to those windows, if any, in the Premises that have a view of any interior portion of the Building or Building Common Area.

20.           Non-obstruction of Light. Subtenant shall not cover or obstruct the sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways, or other public places in the Building. Subtenant shall not place any bottles, parcels, or other articles on the windowsills.

21.           Provision of Information to Subtenant’s Employees. Subtenant shall comply with requests by Sublessor that Subtenant informs Subtenant’s employees of items of importance to Sublessor.

22.           Hand Trucks and Similar Equipment. Without Sublessor’s prior consent, Subtenant shall not use, in any space or in the public halls of the Building, any hand trucks unless they are equipped with rubber ties and side guards or similar equipment. Subtenant shall not bring any other vehicles of any kind into the Building.

23.           Use of Building’s Name or Likeness. Without Sublessor’s prior written consent, Subtenant shall not use me Building’s name or any photograph or other likeness of the Building in connection with, or in promoting or advertising, Subtenant’s business, except that Subtenant may include the Building’s name in the Subtenant’s address.

24.           Parking Rules and Regulations. Without Sublessor’s prior written consent, no automobile detailing or washing shall be permitted in the parking areas of the Building or Project.

25.           Rules Changes; Waivers. Sublessor reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Sublessor’s judgment, may be necessary for:  (a) The management, safety, care, and cleanliness of the Premises, Building, and Project; (b) The preservation of good order, and (c) The convenience of other occupants and tenants in the Premises, Building, and Project.

26.           Flames. Subtenant shall not have any open flames in the Premises, Building or Project at anytime whatsoever, including, but not limited to, lit candles, lighters, matches or as it relates to cooking.

Sublessor may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Sublessor shall be constructed as a waiver of those Rules and Regulations in favor of any other Subtenant, and no waiver shall prevent Sublessor from enforcing those Rules and Regulations against any other Subtenant of the Project. Subtenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Subtenant’s occupancy of the Premises.

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ADDENDUM NO. 1

TO STANDARD SUBLEASE

1.             RENT COMMENCEMENT DATE

The payment of Basic Monthly Rent shall commence upon the Commencement Date.

2.             BASIC MONTHLY RENT

Basic Monthly Rent for each Sublease Year, (as defined below), during the Sublease Term shall be as follows:

ANNUAL		MONTHLY

Sublease Year 1	$93,697.00	Basic Monthly Rent	$7,807.25
Sublease Year 2	$96,497.64	Basic Monthly Rent	$8,041.47
Sublease Year 3	$99,392.52	Basic Monthly Rent	$8,282.71

In addition, Subtenant shall pay for all individually and separately metered utilities for the Premises.

The term “Sublease Year” shall mean (i) as to the first Sublease Year, that period commencing on the Sublease Commencement Date and ending 12 months following the Rent Commencement Date (provided; however, if the Rent Commencement Date falls on a day other than the first day of a calendar month, then the first Sublease Year will be extended through the final day of the calendar month in which the first annual anniversary of the Rent Commencement Date occurs), (ii) as to every subsequent Sublease Year other than the final Sublease Year of the Term, the 12 month period following the prior Sublease Year, and (iii) as to the final Sublease Year of the Term, the period commencing on that day immediately following the final day of the penultimate Sublease Year of the Term and ending on the Expiration Date.”

(As an example of the foregoing, a Sublease Commencement Date of April 20, 1951 followed by a Rent Commencement Date of June 15, 1951 would yield a first Sublease Year of April 20, 1951 through June 30, 1952. The following Sublease Year would be July 1, 1952 through June 30, 1953. A “three year” Term would end on June 30, 1954.)

4.             OPTION TO EXTEND

Subtenant shall have the option to extend the Term of this Sublease (the “Option”) for one (1) period of three (3) years (such period an “extension term”) provided Subtenant gives Sublessor and Sublessor is in receipt thereof a written notice delivered by U.S. Postal Service, certified mail return receipt requested, of Subtenant’s election to exercise the Option a minimum of 270 days prior to the Expiration Date of the Term of this Sublease and a maximum of 365 days prior to the Expiration Date of the Term of this Sublease (or the then applicable extension term, to the extent the Term has been previously extended by the terms of this Article). The terms and conditions governing each such extension terra will be the same as those for the Initial Sublease Term, except and to the extent modified by the terms of Paragraphs E and F, below. Time is of the essence with respect to each and every term of this article.

A.            The Option is personal to the Subtenant originally named in this Sublease and may not be exercised by or be assigned to, voluntarily or involuntarily, any other person or entity. The Option herein granted to Subtenant may not be assigned with any permitted assignment of this Sublease or subSublease of the Premises (or any portion thereof).

B.            Subtenant shall not have the right to exercise the Option, notwithstanding anything set forth above to the contrary:

1.             During any period of time commencing from the date Sublessor gives to Subtenant a written notice that Subtenant is in default under any provision of this Sublease, and continuing until the default alleged in said notice is cured;

2.             During the period of time commencing on the day after a monetary obligation to Sublessor is due from Subtenant and unpaid (without any necessity for notice thereof to Subtenant) and continuing until the obligation is paid;

3.             At any time after the occurrence of any default described in Paragraph 26 of the Sublease other than those described in the preceding paragraphs (without any necessity of Sublessor to give notice of such default to Subtenant); or

4.             In the event that Sublessor has given to Subtenant two or more notices of default or a late charge has become payable under the Sublease during the twelve-month period prior to the time that Subtenant intends to exercise the Option.

C.            The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Subtenant’s inability to exercise the Option because of the foregoing provisions of Paragraph B, even if the effect thereof is to eliminate Subtenant’s right to exercise the Option.

D.            All rights with respect to the Option shall terminate and be of no further force or effect even after Subtenant’s due and timely exercise of the Option, if, after such exercise, but prior to the commencement of the applicable extension term, (1) Subtenant fails to pay to Sublessor a monetary obligation of Subtenant for a period of ten days after such obligation become due (without any necessity of Sublessor to give notice thereof to Subtenant); (2) Subtenant fails to cure a non-monetary default within 30 days after the date the Sublessor gives notice to Subtenant of such default; or (3) Sublessor gives to Subtenant two or more notices of default or a late charge becomes payable for any such default, whether or not such defaults are cured.

E.             The Basic Monthly Rent shall be increased on the first day of each extension term (the “Rental Adjustment Date”) to the “fair rental value” of the Premises, determined in the following manner.

1.             Not later than 120 days prior to the applicable Rental Adjustment Date, Sublessor and Subtenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of such applicable Rental Adjustment Date. If Sublessor and Subtenant have not agreed upon the fair rental value of the Premises at least 90 days prior to the applicable Rental Adjustment Date, the fair rental value shall be determined by appraisal as described below.

2.             If Sublessor and Subtenant are not able to agree upon the fair rental value of the Premises within the time period prescribed in Paragraph 1, then Sublessor and Subtenant shall attempt to agree in good faith upon a single appraiser not later than 75 days prior to the applicable Rental Adjustment Date. If Sublessor and Subtenant are unable to agree upon a single appraiser within such time period, then Sublessor and Subtenant shall each appoint an appraiser not later than 65 days prior to the applicable Rental Adjustment Date. Within five days thereafter, the two appointed appraisers shall appoint a third appraiser. If Sublessor and Subtenant agree upon an appraiser, or if either Sublessor or Subtenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser if applicable. Each such appraiser must have at least five years experience in the appraisal of commercial/industrial real property in the area in which the Project is located and shall be members of a professional organization such as MAI or equivalent.

3.             For the purposes of such appraisal, the term “fair rental value” shall mean the price that a ready and willing Subtenant would pay, as of the applicable Rental Adjustment Date, as monthly rent to a ready and willing Sublessor of property comparable to the Premises if such property were exposed for Sublease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser is chosen, then such appraiser shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two of the three appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the Basic Monthly Rent for the first year of the extension term be less than the Basic Monthly Rent payable by Subtenant during the last year of the preceding Sublease term.

Sublessor and Subtenant shall instruct the appraiser(s) to complete their determination of the fair rental value no later than 30 days prior to the applicable Rental Adjustment Date. If, notwithstanding such instruction, the fair rental value is not determined before the first day of an extension term, then Subtenant shall continue to pay to Sublessor the Basic Monthly Rent applicable to the Premises immediately prior to such extension term, until the fair rental value of the Premises is determined. When the fair rental value of the Premises is determined, Sublessor shall deliver notice thereof to Subtenant, and Subtenant shall pay to Sublessor, within ten days after receipt of such notice, the difference between the Basic Monthly Rent actually paid by Subtenant to Sublessor and the new Basic Monthly Rent determined hereunder.

F.             On each annual anniversary date of the commencement of an extension term the Basic Monthly Rent will increase by a fixed amount of five percent, unless other terms of adjustment are otherwise agreed to in writing by a mutually executed document between Sublessor and Subtenant.

5.             PROJECT EXPANSION/MODIFICATION

A.            Further Construction. Subtenant acknowledges that Sublessor may, from time to time, at its sole election, construct, reconstruct, modify, expand, or otherwise alter the Project (collectively, “Construction Work”), or portions thereof (in no event however will Sublessor have any obligation to do so). Subtenant acknowledges that any such Construction Work will necessarily involve, among other things, the generation of noise, dust, and vibrations, barricading portions of the Project and the placement of scaffolding within the Project, demolition, structural alterations, storage of materials and equipment within the Project, and the presence of workmen within the Project, all of which may require the rearrangement of parking areas, common areas, roadways, lighting facilities, and the re-direction of vehicular and pedestrian traffic. Except as provided below, Subtenant waives any and all claims, defenses, rights of offset, or deductions based upon any inconvenience suffered by Subtenant or any interruption of or interference with Subtenant’s business including, without limitation, any loss of business, decreased sales, or inconvenience to Subtenant or Subtenant’s Invitees as a result of or relating to such Construction Work. Sublessor hereby reserves for itself and its agents, employees, licensees and contractors, the right to enter the Premises to the extent reasonably necessary to pursue such Construction Work upon 24 hours’ prior notice to Subtenant. The exercise of any of Sublessor’s rights pursuant to this paragraph will not entitle Subtenant to any abatement of Rent or other claim, right of offset, or defense against Sublessor, except that Subtenant shall have the right to bring an action against Sublessor (as Subtenant’s sole remedy) in the event Subtenant suffers any damages as a result of Sublessor’s gross negligence or intentional misconduct in pursuing such Construction Work. Subtenant further acknowledges that expansion of the Project may affect the amount of the Sublease Expenses and the portion thereof payable by Subtenant.

B.            Reserved Rights. Sublessor hereby reserves such licenses and easements in, on, above or below the Premises as may be reasonably required (i) for the installation, inspection, surveying, maintenance, or construction of mains, conduits, shafts, columns, footings, piers, pipes or other facilities to serve any building within the Project, or (ii) for any Construction Work; provided, however, Sublessor will use its best efforts to minimize any unreasonable interference with Subtenant’s use, occupancy, or enjoyment of the Premises as contemplated by this Sublease.

C.            Right of Abatement. Notwithstanding anything to the contrary contained in Paragraph A, above, in the event any Construction Work undertaken by Sublessor prevents Subtenant from conducting its business within the Premises, Subtenant’s Base Monthly Rent will be abated during the period during which Subtenant is unable to conduct it business at the Premises as a result thereof. The foregoing right of abatement will constitute Subtenant’s sole and absolute right against Sublessor or otherwise in connection with any such Construction Work and Subtenant reSubleases and waives any other claims, defenses, or rights in connection therewith.

D.            Remodel. Sublessor may in the future remodel, renovate or refurbish (“remodel”) all or any portion of the storefronts or other portions of the Project, which remodel may include the Premises. The remodeling will be done in accordance with design specifications prepared by the project architect and reviewed and approved by Sublessor. Subtenant agrees that Subtenant will not, through any act or omission on the part of Subtenant, in any way impede, delay or prevent the completion of such remodeling in a timely manner. If a new storefront is required as part of the remodeling, Subtenant shall pay the cost of said storefront but not to exceed $____ per Linear foot. As part of the design specifications, a new exterior Subtenant sign criteria may be developed, in which case Subtenant shall comply with Paragraph 14 with respect to the removal and replacement of its signs at Subtenant’s sole cost.

6.             CONDITION OF THE PREMISES

By taking possession hereunder, Subtenant is accepting the Premises in “As-Is” condition. Subtenant acknowledges and agrees that Sublessor has no obligation to improve the Premises other than as set forth specifically in this Sublease, if at all. In particular, Subtenant acknowledges that any additional improvements or alterations needed to accommodate Subtenant’s intended use shall be made solely at Subtenant’s sole cost and expense, and strictly in accordance with the requirements of this Sublease (including the requirement to obtain Sublessor’s consent thereto), unless such improvements and alterations are specifically required of Sublessor and expressly set forth in this Sublease and in Exhibit “C”. Should Subtenant improvements be made to the Premises in the future, the Premises shall be constructed in accordance with the procedures outlined in Exhibit “C” of this Sublease. Sublessor shall have no responsibility to do any work required under any building codes or other governmental requirements not in effect or applicable at the time the Premises were constructed, including without limitation any requirements related to sprinkler retrofitting, seismic structural requirements, accommodation of disabled persons, or hazardous materials.

7.             FIELD VERIFICATION OF THE PREMISES

Sublessor may elect to measure the leasable portion of the Premises at any time following the Sublease Commencement Date, for the purpose of verifying the actual floor area thereof. Sublessor shall use a licensed architect for the purpose of such measurement, and shall use the prevailing standards for measurement of similar types of buildings in the vicinity. In the event that the architect’s measurements differ from the area stated in Section 2.3 of this Sublease, Sublessor, at Sublessor’s election, may adjust the monthly rental for the Premises accordingly.

8.             BUILDING HOURS OF OPERATION

The Building standard operating hours are from 7:00AM to 6:00PM Monday through Friday and 9:00AM to 1:00PM on Saturdays. Sundays and major holidays are excluded. After hours HVAC usage shall be at $25.00 per hour for the Premises. Subtenant shall pay for such additional use of the Building beyond the aforementioned hours at the actual cost to Sublessor.

9.             UTILITIES

Notwithstanding the terms of Paragraph 9 of the Sublease, the Premises are separately sub-metered for electricity and Subtenant shall reimburse Sublessor or Sublessor’s designee directly, payable as Additional Rent, for all such costs, fees and consumption charges arising from said sub-meter.

SUBLESSOR: Insurance Company of the West, a California corporation

By:	American Assets, Inc., as Agent

By:	/s/ James Durfey
James Durfey — V.P., Office Leasing and Management

Date:	1/16/06

SUBTENANT: iVOW, Inc. a Delaware corporation

By:	/s/ Michael H. Owens

Date:	01/12/06